-------------------------
                                                OMB APPROVAL
                                                -------------------------
                                                OMB Number:3235-0307
                                                Expires:May 31, 2000
                                                Estimated average
                                                burden hours per
                                                response:212.95
                                                -------------------------


    As filed with the Securities and Exchange Commission on February 26, 1999


                                File No. 811-7993

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3

                            SCHRODER CAPITAL FUNDS II

                               Two Portland Square
                              Portland, Maine 04101
                                  207-879-1900

                              Dana A. Lukens, Esq.
                       Forum Administrative Services, LLC
                               Two Portland Square
                              Portland, Maine 04101

                                   Copies to:

                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110

                              Carin Muhlbaum, Esq.
                 Schroder Capital Management International Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of Registrant.
                                     PART A

Schroder International Bond Portfolio

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                            SCHRODER CAPITAL FUNDS II

                      SCHRODER INTERNATIONAL BOND PORTFOLIO


                                  MARCH 1, 1999

Schroder Capital Funds II (the "Trust"), acting through Forum Fund Services, LLC (the "Placement Agent"), is making a private placement of shares of beneficial interest ("Portfolio Interests") in Schroder International Bond Portfolio (the "Portfolio"), a series of the Trust. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Portfolio is described in this Confidential Private Placement Memorandum (the "Memorandum").

Schroder Capital Management International Inc. ("Schroder") manages the Portfolio. Portfolio Interests are offered by the Placement Agent solely in private placement transactions to qualified investors subject to the terms contained in this Memorandum.

THE PORTFOLIO INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THE PORTFOLIO INTERESTS MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THE PORTFOLIO INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


GENERAL CONSIDERATIONS
         Offering to Accredited Investors...............................................1
         Confidential Memorandum........................................................1
         Private Placement in the United States.........................................1

SUMMARY INFORMATION.....................................................................2

OTHER INVESTMENT STRATEGIES AND RISKS
         Risks of Investing in the Portfolio............................................4
         Other Investment Strategies and Techniques and the Corresponding Risks.........5

MANAGEMENT OF THE PORTFOLIO.............................................................8

INTERESTHOLDER INFORMATION
         How the Portfolio Interests are Priced.........................................9
         Purchase of Portfolio Interests................................................9
         Purchasing Interests in Exchange for Securities...............................10
         Redemption of Portfolio Interests.............................................10
         Taxes.........................................................................11

OTHER INFORMATION
         Capital Structure.............................................................12
         Restrictions on Transfer......................................................12
         Statement of Additional Information...........................................12
         Year 2000.....................................................................12

                             GENERAL CONSIDERATIONS

OFFERING TO ACCREDITED INVESTORS

The Trust, through the Placement Agent, is making a private placement of Portfolio Interests in the Portfolio to a limited number of U.S. institutional investors that are "accredited investors" within the meaning of Rule 501 of Regulation D under the 1933 Act each, (each, an "Accredited Investor").

No sale of Portfolio Interests will be made in the United States or to any U.S. Person (as such terms are defined in Regulation S under the 1933 Act) that does not execute and deliver, for the benefit of the Trust and the Placement Agent, a Subscription Agreement (the "Subscription Agreement") completed in a manner acceptable to the Trust and the Placement Agent.

Portfolio Interests are being offered subject to prior sale and to withdrawal, cancellation or modification of the offering. The Trust and the Placement Agent reserve the right to accept or reject any offer to purchase Portfolio Interests at any time prior to the termination of the offering.

CONFIDENTIAL MEMORANDUM

This Memorandum is confidential and has been prepared and submitted for use solely in connection with the consideration of the purchase of Portfolio Interests in the Portfolio by a limited group of sophisticated accredited investors in a private placement. You should not use it for any other purpose, and it should not be reproduced or transferred to any other person without the consent of the Trust and the Placement Agent. By accepting delivery of this Memorandum, you agree to return it and all related documents to the Placement Agent in the event you do not purchase any Portfolio Interests in the Portfolio.

No person has been authorized to give any information or to make any representations other than those contained in this Memorandum and the Trust's Statement of Additional Information relating to the Portfolio (the "SAI"), which is available from the Placement Agent and incorporated herein by reference, and the Subscription Agreement in connection with the offering and sale of Portfolio Interests. You should not rely upon any other information or representations as having been authorized by the Trust or the Placement Agent. The information contained in this Memorandum and the SAI is correct as of the date hereof, but may change subsequent to the date hereof.

The contents of this Memorandum and the SAI should not be considered to be legal or tax advice and you should consult with your own legal counsel and advisers as to all matters concerning an investment in the Portfolio. You must rely on your own evaluation of the investment and the terms of the offering, including the merits and risks involved, in making an investment decision with respect to the Portfolio.

PRIVATE PLACEMENT IN THE UNITED STATES

The Portfolio Interests are not being registered under the 1933 Act or under any of the securities laws of any state or other political subdivision of the United States in reliance upon the offering and sale being exempt from registration in the United States as a private placement. Accordingly, the Portfolio Interests are offered only to investors who have the qualifications necessary to permit the Portfolio Interests to be sold in reliance upon the private placement exemption. You and your advisors must have such knowledge and experience in business and financial matters as will enable you to evaluate the merits and risks of a proposed investment in the Portfolio and to bear the economic risk of the investment. In the Subscription Agreement, you must confirm that you are purchasing the Portfolio Interests for investment purposes only and not with a view to, or for resale in connection with, any distribution or other disposition of the Portfolio Interests and you must represent that you are an Accredited Investor.

Neither this Memorandum, the SAI nor the Subscription Agreement constitutes an offer to sell or the solicitation of an offer to buy Portfolio Interests in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In addition, this Memorandum constitutes an offer only if a Memorandum Identification Number appears in red ink in the appropriate space on the cover hereof.


                               SUMMARY INFORMATION

The following summary identifies the Portfolio's investment objective, principal investment strategies, and principal risks. The investment objective of the Portfolio may be changed only with approval of the Portfolio's investors ("Interestholders"). The policies of the Portfolio may, unless otherwise specifically stated, be changed by the Trustees of the Trust without a vote of the Interestholders.

There is no assurance that the Portfolio will achieve its stated objective. Further information about the Portfolio is contained in the SAI.

SCHRODER INTERNATIONAL BOND PORTFOLIO

INVESTMENT OBJECTIVE.  To seek a high rate of total return.

PRINCIPAL INVESTMENTS. The Portfolio normally invests substantially all of its assets in debt securities and debt-related investments of companies domiciled outside the United States. The Portfolio also may invest in debt securities of foreign governments (including provinces and municipalities) and their agencies and instrumentalities, debt securities of supranational organizations, and debt securities of private issuers. The Portfolio normally invests in securities of issuers in at least five countries other than the United States, although there is no limit on the amount of the Portfolio's assets that may be invested in securities of issuers domiciled in any one country.

INVESTMENT STRATEGIES. In seeking a high rate of total return, the Portfolio invests in debt securities and debt-related investments. "Total return" consists of current income, including interest payments and discount accruals, plus any increases in the values of the Portfolio's investments, less any decreases in the values of any of the Portfolio's investments. The bonds in which the Portfolio invests may pay interest at fixed, variable, or floating rates. The rate of return on some of the debt obligations in which the Portfolio invests may be linked to indices or stock prices or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. The Portfolio currently has invested approximately one-third of its assets in securities of issuers domiciled in Germany. As a result, the Portfolio's investment performance will be affected by economic, political, or other factors affecting issuers and investments in that country more than if it had invested a smaller portion of its assets in issuers domiciled in Germany. The Portfolio may borrow money to make investments. Additionally, Schroder may engage in active currency management through the foreign currency exchange strategies described later in this Memorandum to try to increase total return or to reduce risk.

The Portfolio also may do the following:

o Invest in securities of issuers domiciled or doing business in "emerging market" countries.

o Invest in securities convertible into common or preferred stock, or traded together with warrants for the purchase of common stock.

o    Invest up to 10% of its assets in junk bonds, which entail certain risks.

o Sell securities short and then borrow those same securities from a broker or other institution to complete the sale (a "short sale").

o Enter into interest rate swaps for hedging purposes or to realize a greater current return.

o Engage in a variety of transactions involving the use of options and futures contracts.

o Invest in closed-end funds that invest primarily in emerging markets securities.

o Invest in derivative instruments, which are financial instruments whose value depends upon, or is derived from, the value of an underlying asset, such as a security, index or currency.

PRINCIPAL RISKS.

o DEBT SECURITIes. The Portfolio invests in debt securities, which are subject to market risk (the fluctuation of market value in response to changes in interest rates) and to credit risks (the risk that the issuer may become unable or unwilling to make timely payments of principal and interest).

o JUNK BONds. Securities rated below investment grade lack outstanding investment characteristics and have speculative characteristics and are subject to greater credit and market risks than higher-rated securities. The ratings of junk bonds reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of securities held by the Portfolio may become more volatile.

o LEVERAGE. The Portfolio may borrow money by engaging in reverse repurchase agreements to invest in additional securities. Reverse repurchase agreements generally involve the sale by the Portfolio of securities held by it and an agreement to repurchase the securities at an agreed-upon price, date, and interest payment. The use of borrowed money, known as leverage, increases the Portfolio's market exposure and risk and may result in losses. The interest that the Portfolio must pay on borrowed money will reduce its net investment income, and may also either offset any potential capital gains or increase any losses. Leverage is a speculative technique that makes the Portfolio's net asset value more volatile than it would normally be.

o GEOGRAPHIC CONCENTRATION. There is no limit on the amount of the Portfolio's assets that may be invested in securities of issuers domiciled in any one country. To the extent that the Portfolio invests a substantial amount of its assets in one country, it will be more susceptible to the political and economic developments and market fluctuations in that country than if it invested in a more geographically diversified portfolio.

o NON-DIVERSIFIED MUTUAL FUND. The Portfolio is a "non-diversified" mutual fund, and will invest its assets in a more limited number of issuers than may diversified investment companies. To the extent the Portfolio focuses on fewer issuers, its risk of loss increases if the market value of a security declines or if an issuer is not able to meet its obligations.


                      OTHER INVESTMENT STRATEGIES AND RISKS

The Portfolio may not achieve its investment objective in all circumstances. The following provides more detail about the Portfolio's principal risks and the circumstances, which could adversely affect the value of Portfolio Interests or their total return. You could lose money by investing.

RISKS OF INVESTING IN THE PORTFOLIO

DEBT SECURITIES. The Portfolio may invest in debt securities, which are subject to the risk of fluctuation of market value in response to changes in interest rates and the risk that the issuer may default on the timely payment of principal and interest. Additionally, the Portfolio may invest in lower-quality, high-yielding debt securities, commonly known as junk bonds. Lower-rated debt securities are predominantly speculative and tend to be more susceptible than other debt securities to adverse changes in the financial condition of the issuer, general economic conditions, or an unanticipated rise in interest rates, which may affect an issuer's ability to pay interest and principal. This would likely make the values of the securities held by the Portfolio more volatile and could limit the Portfolio's ability to liquidate its securities. Changes by recognized rating services in their ratings of any fixed-income security and in the perceived ability of an issuer to make payments of interest and principal also may affect the value of these investments.

FOREIGN SECURITIES. Except as otherwise noted in this Memorandum, there is no limit on the amount of the Portfolio's assets that may be invested in foreign securities. Investments in foreign securities entail certain risks. There may be a possibility of nationalization or expropriation of assets, confiscatory taxation, political or financial instability, and diplomatic developments that could affect the value of the Portfolio's investments in certain foreign countries. Since foreign securities normally are denominated and traded in foreign currencies, the values of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, currency exchange control regulations, foreign withholding taxes, and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of the Portfolio's assets held abroad) and expenses not present in the settlement of domestic investments.

In addition, legal remedies available to investors in certain foreign countries may be more limited than those available to investors in the United States or in other foreign countries. The willingness and ability of foreign governmental entities to pay principal and interest on government securities depends on various economic factors, including the issuer's balance of payments, overall debt level, and cash-flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations. If a foreign governmental entity is unable or unwilling to meet its obligations on the securities, the Portfolio may have limited recourse available to it. The laws of some foreign countries may limit the Portfolio's ability to invest in securities of certain issuers located in those countries.

If the Portfolio purchases securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of the Portfolio's assets and the Portfolio's income available for distribution. In addition, although at times most of the Portfolio's income may be received or realized in these currencies, the Portfolio will be required to compute and distribute its income in U.S. dollars. As a result, if the exchange rate for any such currency declines after the Portfolio's income has been earned and translated into U.S. dollars but before payment to Interestholders, the Portfolio could be required to liquidate portfolio securities to make such distributions. Similarly, if the Portfolio incurs an expense in U.S. dollars and the exchange rate declines before the expense is paid, the Portfolio would have to convert a greater amount of U.S. dollars to pay for the expense at that time than it would have had to convert at the time the Portfolio incurred the expense. The Portfolio may buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.

Special tax considerations apply to foreign securities. In determining whether to invest in debt securities of foreign issuers, Schroder considers the likely impact of foreign taxes on the net yield available to the Portfolio and its Interestholders. Income received by the Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Any such taxes paid by the Portfolio will reduce its income available for distribution to Interestholders. In certain circumstances, the Portfolio may be able to pass through to Interestholders credits for foreign taxes paid.

OTHER INVESTMENT STRATEGIES AND TECHNIQUES AND THE CORRESPONDING RISKS

In addition to the principal investment strategies described in the Summary Information section above, the Portfolio may at times use the strategies and techniques described below, which involve certain special risks. This Memorandum does not attempt to disclose all of the various investment techniques and types of securities that Schroder might use in managing the Portfolio. As in any mutual fund, investors must rely on the professional investment judgment and skill of the Portfolio's adviser.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Changes in currency exchange rates will affect the U.S. dollar value of Portfolio assets, including securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other political, economic and financial conditions, which may be difficult to predict. The Portfolio may engage in currency exchange transactions to protect against unfavorable fluctuations in exchange rates. The Portfolio may also enter into forward contracts to adjust the Portfolio's exposure to various foreign currencies, either pending anticipated investments in securities denominated in those currencies or as a hedge against anticipated market changes.

In particular, the Portfolio may enter into foreign currency exchange transactions to protect against a change in exchange rates that may occur between the date on which the Portfolio contracts to trade a security and the settlement date ("transaction hedging") or in anticipation of placing a trade ("anticipatory hedging"); to "lock in" the U.S. dollar value of interest and dividends to be paid in a foreign currency; or to hedge against the possibility that a foreign currency in which portfolio securities are denominated or quoted may suffer a decline against the U.S. dollar ("position hedging").

From time to time, the Portfolio's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are not then denominated ("cross hedging"). The Portfolio may also engage in "proxy" hedging, whereby the Portfolio would seek to hedge the value of portfolio holdings denominated in one currency by entering into an exchange contract on a second currency, the valuation of which Schroder believes correlates to the value of the first currency.

Schroder may buy or sell currencies in "spot" or forward transactions. "Spot" transactions are executed contemporaneously on a cash basis at the then-prevailing market rate. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the underlying prices of securities and expose the Portfolio to the risk that the counterparty is unable to perform. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

There is no limit on the amount of the Portfolio's assets that may be invested in foreign currency exchange and foreign currency forward contracts. In addition, the Portfolio may enter into foreign currency forward contracts for non-hedging purposes. The Portfolio may, to a limited extent, purchase forward contracts to increase exposure in foreign currencies that are expected to appreciate and thereby increase total return. Suitable foreign currency hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will utilize hedging transactions at any time.

SECURITIES LOANS, REPURCHASE AGREEMENTS, AND FORWARD COMMITMENTS. The Portfolio may lend portfolio securities to broker-dealers up to one-third of the Portfolio's total assets. The Portfolio may also enter into repurchase agreements without limit. These transactions must be fully collateralized at all times, but involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral. The Portfolio may also enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date.

SHORT SALES. When Schroder anticipates that the price of a security will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale. The Portfolio may make a profit or incur a loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Portfolio must replace the borrowed security. An increase in the value of a security sold short by the Portfolio over the price at which it was sold short will result in a loss to the Portfolio, and there can be no assurance that the Portfolio will be able to close out the position at any particular time or at an acceptable price.

INVESTMENT IN OTHER INVESTMENT COMPANIES. The Portfolio may invest in other investment companies or pooled vehicles, including closed-end funds that are advised by Schroder or its affiliates or by unaffiliated parties. When investing in another investment company, the Portfolio may pay a premium above such investment company's net asset value per share. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including advisory and administrative fees, and would at the same time continue to pay its own fees and expenses.

DERIVATIVE INVESTMENTS. Instead of investing directly in the types of portfolio securities described in the Summary Information, the Portfolio may buy or sell a variety of "derivative" investments to gain exposure to particular securities or markets, in connection with hedging transactions, and to increase total return. These may include options, futures, and indices, for example. Derivatives involve the risk that they may not work as intended due to unanticipated developments in market conditions or other causes. Also, derivatives often involve the risk that the other party to the transaction will be unable to meet its obligations or that the Portfolio will be unable to close out the position at any particular time or at an acceptable price.

ZERO-COUPON BONDS. The Portfolio may invest in zero-coupon bonds. Zero-coupon bonds are issued at a significant discount from face value and pay interest only at maturity rather than at intervals during the life of the security. Zero-coupon bonds allow an issuer to avoid the need to generate cash to meet current interest payments and, as a result, may involve greater credit risks than bonds that pay interest currently.

INTEREST RATE SWAPS. The Portfolio may enter into interest rate swaps for hedging purposes or to increase total return. Interest rate swaps involve the exchange by the Portfolio with another party of different types of interest-rate streams (for example, an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The Portfolio's ability to engage in certain interest rate transactions may be limited by tax considerations. The use of interest rate swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If Schroder is incorrect in its forecasts of market values, interest rates, or other relevant factors, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

PORTFOLIO TURNOVER. The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. The investment policies of the Portfolio may lead to frequent changes in the Portfolio's investments, particularly in periods of volatile market movements. A change in the securities held by the Portfolio is known as "portfolio turnover." Portfolio turnover generally involves some expense to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may increase the amount of capital gains (and, in particular, short-term gains) realized by the Portfolio, on which Interestholders pay tax.

TEMPORARY DEFENSIVE STRATEGIES. At times, Schroder may judge that conditions in the securities markets make pursuing the Portfolio's basic investment strategy inconsistent with the best interests of its Interestholders. At such times, Schroder may temporarily use alternate investment strategies primarily designed to reduce fluctuations in the value of the Portfolio's assets. In implementing these "defensive" strategies, the Portfolio would invest in high-quality debt securities, cash, or money market instruments to any extent Schroder considers consistent with such defensive strategies. It is impossible to predict when, or for how long, the Portfolio will use these alternate strategies. One risk of taking such temporary defensive positions is that the Portfolio may not achieve its investment objective.

OTHER INVESTMENTS. The Portfolio may also invest in other types of securities and utilize a variety of investment techniques and strategies that are not described in this Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the SAI for additional discussion about the securities and investment techniques described in this Memorandum and about additional techniques and strategies that may be used by the Portfolio.


                           MANAGEMENT OF THE PORTFOLIO

A Board of Trustees governs the Trust, which has retained Schroder to manage the investments the Portfolio. Subject to the control of the Trustees, Schroder also manages the Portfolio's other affairs and business. Schroder has served as investment adviser to the Portfolio since inception.

Schroder has been an investment manager since 1962 and serves as investment adviser to a broad range of institutional investors. As of December 31, 1998, Schroder, together with its United Kingdom affiliate, Schroder Capital Management International Limited, had approximately $27.1 billion in assets under management. Schroder's address is 787 Seventh Avenue, 34th floor, New York, New York 10019, and its telephone number is (212) 641-3900.

INVESTMENT  ADVISORY  FEES PAID BY THE  PORTFOLIO.  For the  fiscal  year  ended
December 31, 1998, the Portfolio paid investment advisory fees to Schroder at the annual rate (based on the average net assets of the Portfolio) of 0.00%.

EXPENSE LIMITATIONS AND WAIVERS. In order to limit the Portfolio's expenses, Schroder has voluntarily agreed to reduce its compensation (and, if necessary, to pay certain other Portfolio expenses) to the extent that the Portfolio's total operating expenses exceed the annual rate (based on the average net assets of the Portfolio) of 0.75%.

PORTFOLIO MANAGERS. Schroder's investment decisions for the Portfolio are generally made by an investment manager or an investment team, with the assistance of an investment committee. The following portfolio managers have had primary responsibility for making investment decisions for the Portfolio since the years shown below. Their recent professional experience is also shown.

----------------------------- ------------------------- ------------------------------------------- ----------

Portfolio Manager             Since                     Recent Professional Experience
----------------------------- ------------------------- ------------------------------------------- ----------
----------------------------- ------------------------- ------------------------------------------- ----------

Michael Perelstein            Inception (1997)          Employed as an investment professional at
                                                        Schroder since 1997.  Mr. Perelstein is
                                                        also Vice President of the Trust and of
                                                        Schroder Capital Funds (Delaware) and
                                                        Schroder Capital Funds II, and a Director
                                                        and Senior Vice President of Schroder.
                                                        Prior to joining Schroder, Mr. Perelstein
                                                        was a Managing Director at MacKay-Shields
                                                        Financial Corp. from March 1993 to
                                                        November 1996.
----------------------------- ------------------------- ------------------------------------------- ----------

                                       8

----------------------------- ------------------------- ------------------------------------------- ----------
Mark Astley                   Inception (1997)          Employed as an investment professional at
                                                        Schroder since 1986.  Mr. Astley is a
                                                        Vice President of the Trust and of
                                                        Schroder Capital Funds (Delaware) and
                                                        Schroder Capital Funds II, and is a First
                                                        Vice President of Schroder.
----------------------------- ------------------------- ------------------------------------------- ----------

                           INTERESTHOLDER INFORMATION

HOW PORTFOLIO INTERESTS ARE PRICED

The Portfolio calculates the net asset value of its Portfolio Interests by dividing the total value of its assets less its liabilities by the number of Portfolio Interests outstanding. Portfolio Interests are valued as of the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) each day the Exchange is open (a "Business Day"). The Trust expects that days, other than weekend days, that the Exchange will not be open are New Years Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Portfolio values its portfolio securities for which market quotations are readily available at market value. Short-term investments that will mature in 60 days or less are stated at amortized cost, which approximates market value. The Portfolio values all other securities at amortized cost, which approximates market value. The Portfolio values all other securities at their fair values as determined in accordance with procedures adopted by the Board of Trustees. All assets and liabilities of the Portfolio denominated in foreign currencies are valued in U.S. dollars based on the exchange rate last quoted by a major bank prior to the time when the net asset value of the Portfolio's Portfolio Interests is calculated. Because certain of the securities in which the Portfolio may invest may trade on days on which the Portfolio does not price its Portfolio Interests, the net asset value of the Portfolio Interests may change when Interestholders will not be able to purchase or redeem their Portfolio Interests.

PURCHASE OF PORTFOLIO INTERESTS

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Portfolio Interests are sold at a Portfolio's net asset value next determined after an order is received, without a sales load. The Placement Agent receives no compensation for its services.

Registered investment companies are not subject to a minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. Investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived at the discretion of Schroder.

If your completed Subscription Agreement has been accepted by the Placement Agent, you may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Shareholder Services, LLC
                  Account No.: 910-2-783645
                  Ref.:  Schroder International Bond Portfolio
                  Account of: [Interestholder name]
                  Account Number: [Interestholder account number]

The wire order must specify the Portfolio's name, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If your initial investment is by wire, your completed Subscription Agreement must be received and accepted by the Placement Agent, who will assign you an Interestholder account number and activate your account. Wire orders received prior to the close of trading of the New York Stock Exchange (normally 4:00 p.m., Eastern time) on each Business Day are processed at the net asset value determined as of that day. Wire orders received after that time are processed at the net asset value next determined thereafter. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any Subscription Agreement or investment order.

PURCHASING INTERESTS IN EXCHANGE FOR SECURITIES

Portfolio Interests may be purchased for cash or in exchange for securities held by the investor, subject to the determination by Schroder that the securities are acceptable. (For purposes of determining whether securities will be acceptable, Schroder will consider, among other things, whether they are liquid securities of a type consistent with the investment objectives and policies of the Portfolio in question and have a readily ascertainable value.) If the Portfolio receives securities from an investor in exchange for Portfolio Interests, the Portfolio will under some circumstances have the same tax basis in the securities as the investor had prior to the exchange (and the Portfolio's gain for tax purposes would be calculated with regard to the investor's tax basis). Any gain on the sale of those securities would be subject to distribution as capital gain to all of the Portfolio's Interestholders. Schroder reserves the right to reject any particular investment. Securities accepted by Schroder will be valued in the same manner as are the Trust's portfolio securities at the next determination of the Portfolio's net asset value. All dividend, subscription, or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the relevant Portfolio and must be delivered to the Portfolio upon receipt by the investor. Investors may realize a gain or loss upon the exchange for federal income tax purposes. If you are interested in purchases through exchange, please telephone the Trust at (800) 290-9826.

REDEMPTION OF PORTFOLIO INTERESTS

You may redeem all or any portion of your investment in the Portfolio at the net asset value next determined after you deliver a redemption request in proper form to the Trust. Redemption proceeds are normally paid by the Trust in federal funds on the Business Day after the withdrawal is effected but, in any event, within seven calendar days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor may the payment dates be postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the New York Stock Exchange is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to the closing of the New York Stock Exchange are processed at the net asset value next determined on that day. Redemption requests that are received after the closing of the Exchange are processed at the net asset value next determined. Redemption requests must include the name of the Interestholder, the Portfolio's name, the dollar amount or number of Portfolio Interests to be redeemed, Interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  Schroder International Bond Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

Telephone redemption requests may be made by telephoning the Trust at (800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the Interestholder has obtained a password from the Trust's transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the Trust's transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an Interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. If you paid for your Portfolio Interests by check, you will not be sent redemption proceeds until the check you used to pay for the Portfolio Interests has cleared, which may take up to 15 calendar days from the purchase date.

Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Trust's Board of Trustees determines that payment in cash would be detrimental to the best interests of the Trust's Interestholders. The Trust has filed an election with the Securities and Exchange Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if an Interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

TAXES

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain because it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its Interestholders, regardless of whether such interest, dividends or gains are distributed by the Portfolio or the Portfolio's realizes losses.

Under the Portfolio's operational method, it is not subject to any federal income tax. However, each Interestholder in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the
Interestholder is subject to tax on its income. The Trust will inform Interestholders of the Portfolio of the amount and nature of such income or gain.


The foregoing discussion relates only to federal income tax law. Income from the Portfolio also may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.


                                OTHER INFORMATION

CAPITAL STRUCTURE

The Trust was organized as a business trust under the laws of the State of Delaware on December 26, 1996. Under the Trust Instrument, the Trustees are authorized to issue interests in separate series of the Trust. The Trust currently has one series (the Portfolio described in this Memorandum). The Trust reserves the right to create additional series.

Each Interestholder in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Upon liquidation of the Portfolio, Interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to Interestholders.

RESTRICTIONS ON TRANSFER

Transfers of Portfolio Interests will be subject to the restrictions set forth in the Subscription Agreement and in the Trust Instrument. These provide that no sale or other transfer of Portfolio Interests may be made by an Interestholder unless such sale or other transfer is exempt from such registration under the 1933 Act and other applicable legislation, and that the consent of the other Interestholders of the Portfolio will be required for any such sale or other transfer of Portfolio Interest.

STATEMENT OF ADDITIONAL INFORMATION

Further information about the Portfolio is contained in the Trust's Statement of Additional Information relating to the Portfolio, which is available from the Placement Agent and is incorporated herein by reference.

YEAR 2000

Each of the Portfolios receives services from its investment adviser, administrator, subadministrator, placement agent, transfer agent, custodian and other providers that rely on the smooth functioning of their respective systems and the systems of others to perform those services. It is generally recognized that certain systems in use today may not perform their intended functions adequately after the Year 1999. Schroder is taking steps that it believes are reasonably designed to address this potential "Year 2000" problem and to obtain satisfactory assurances that comparable steps are being taken by each of the Portfolios' other major service providers. There can be no assurance, however, that these steps will be sufficient to avoid any adverse impact on the Portfolios from this problem. In addition, there can be no assurance that the Year 2000 problem will not have an adverse impact on companies and other issuers in which the Portfolios invest or on the securities markets generally, which may reduce the value of the Portfolios' investments.

                                     PART B

Schroder International Bond Portfolio

                                FORM N-1A PART B

                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

                            SCHRODER CAPITAL FUNDS II

                      SCHRODER INTERNATIONAL BOND PORTFOLIO

                                  MARCH 1, 1999

Schroder Capital Funds II (the "Trust"), acting through Forum Fund Services, LLC (the "Placement Agent"), is making a private placement of shares of beneficial interest ("Portfolio Interests") in Schroder International Bond Portfolio (the "Portfolio"), a series of the Trust. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Portfolio is described in this Statement of Additional Information (the "SAI").

Schroder Capital Management International Inc. manages the Portfolio. Portfolio Interests are offered by the Placement Agent solely in private placement transactions to qualified investors subject to the terms contained in the Trust's Confidential Private Placement Memorandum (the "Memorandum") dated March 1, 1999 relating to the Portfolio.

This SAI is not a Memorandum and is authorized for distribution only when accompanied or preceded by the Memorandum. This SAI contains information that may be useful to investors in the Portfolio ("Interestholders") but which is not included in the Memorandum. You may obtain free copies of the Memorandum by calling the Trust at (800) 730-2932 or the Placement Agent at (207) 879-1900. For a free copy of the annual report, please call (800) 730-2932.

THE PORTFOLIO INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THE PORTFOLIO INTERESTS MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THE PORTFOLIO INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE.

                                TABLE OF CONTENTS

TRUST HISTORY...........................................................

PORTFOLIO CLASSIFICATION................................................

CAPITALSTOCK AND OTHER SECURITIES.......................................

MISCELLANEOUS INVESTMENTS, INVESTMENT PRACTICES AND RISKS...............

INVESTMENT RESTRICTIONS.................................................

TRUSTEES AND OFFICERS...................................................

SCHRODER AND ITS AFFILIATES.............................................

INVESTMENT ADVISORY AGREEMENTS..........................................

ADMINISTRATIVE SERVICES.................................................

PLACEMENT AGENT.........................................................

PORTFOLIOACCOUNTING.....................................................

BROKERAGE ALLOCATION AND OTHER PRACTICES................................

DETERMINATION OF NET ASSET VALUE........................................

REDEMPTIONS IN KIND.....................................................

TAXES...................................................................

PRINCIPAL HOLDERS OF PORTFOLIO INTERESTS................................

PERFORMANCE INFORMATION.................................................

CUSTODIAN...............................................................

INDEPENDENT AUDITORS....................................................

LEGAL COUNSEL...........................................................

INTERESTHOLDER LIABILITY................................................

FINANCIAL STATEMENTS....................................................

APPENDIX A..............................................................

APPENDIX B..............................................................

APPENDIX C..............................................................

                           SCHRODER CAPITAL FUNDS II
                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION


                                  TRUST HISTORY

The Trust was organized as a Delaware  business trust on  December 26, 1996.
The Trust's Trust Instrument, which is governed by Delaware law, is on file with the Secretary of State of the State of Delaware.


                            PORTFOLIO CLASSIFICATION

The Portfolio described in and offered pursuant to the Memorandum and this SAI has distinct investment objectives and policies. The Portfolio is a "non-diversified" investment company under the 1940 Act, and therefore may invest its assets in a more limited number of issuers than may diversified investment companies. To the extent the Portfolio invests a significant portion of its assets in the securities of a particular issuer, it will be subject to an increased risk of loss if the market value of the issuer's securities declines.


                       CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument of the Trust, the Trustees are authorized to issue shares of beneficial interest in separate series of the Trust. The Trust currently has one series (the Portfolio described in this SAI), and the Trust reserves the right to create additional series.

Each Interestholder in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred without the unanimous consent of the other Interestholders in the Portfolio, but an Interestholder may withdraw all or any portion of its investment at any time at the next determined net asset value.

The Trust is not required, and has no current intention, to hold annual meetings of Interestholders, but the Trust will hold special meetings of Interestholders when in the Trustees' judgment it is necessary or desirable to submit matters for an Interestholder vote or when it is otherwise required under state law or the 1940 Act. Generally, portfolio interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case portfolio interests are voted separately by each portfolio. Upon liquidation of the Portfolio, Interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to Interestholders.

            MISCELLANEOUS INVESTMENTS, INVESTMENT PRACTICES AND RISKS

In addition to the principal investment strategies and the principal risks of the Portfolio described in the Memorandum, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

CERTAIN DERIVATIVE INSTRUMENTS

Derivative instruments are financial instruments whose value depends upon, or is derived from, the value of an underlying asset, such as a security, index or currency. As described below, the Portfolio may engage in a variety of transactions involving the use of derivative instruments, including options and futures contracts on securities and securities indices and options on futures contracts. These transactions may be used by the Portfolio for hedging purposes or, to the extent permitted by applicable law, to increase its current return. The Portfolio may also engage in derivative transactions involving foreign currencies. See "Foreign Currency Transactions."

OPTIONS

The Portfolio may purchase and sell covered put and call options on its portfolio securities to enhance investment performance and to protect against changes in market prices.

COVERED CALL OPTIONS. The Portfolio may write covered call options on its securities to realize a greater current return through the receipt of premiums than it would realize on its securities alone. Such option transactions may also be used as a limited form of hedging against a decline in the price of securities owned by the Portfolio.

A call option gives the holder the right to purchase, and obligates the writer to sell, a security at the exercise price at any time before the expiration date. A call option is "covered" if the writer, at all times while obligated as a writer, either owns the underlying securities (or comparable securities satisfying the cover requirements of the securities exchanges), or has the right to acquire such securities through immediate conversion of securities.

In return for the premium received when it writes a covered call option, the Portfolio gives up some or all of the opportunity to profit from an increase in the market price of the securities covering the call option during the life of the option. The Portfolio retains the risk of loss should the price of such securities decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the Portfolio's cost for the underlying security and the proceeds of the sale (exercise price minus commissions) plus the amount of the premium.

The Portfolio may terminate a call option that it has written before it expires by entering into a closing purchase transaction. The Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from a closing purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Portfolio.

COVERED PUT OPTIONS. The Portfolio may write covered put options in order to enhance its current return. Such options transactions may also be used as a limited form of hedging against an increase in the price of securities that the Portfolio plans to purchase. A put option gives the holder the right to sell, and obligates the writer to buy, a security at the exercise price at any time before the expiration date. A put option is "covered" if the writer segregates cash and high-grade short-term debt obligations or other permissible collateral equal to the price to be paid if the option is exercised.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, the Portfolio also receives interest on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security later appreciates in value.

The Portfolio may terminate a put option that it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

PURCHASING PUT AND CALL OPTIONS. The Portfolio may also purchase put options to protect portfolio holdings against a decline in market value. This protection lasts for the life of the put option because the Portfolio, as a holder of the option, may sell the underlying security at the exercise price regardless of any decline in its market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs that the Portfolio must pay. These costs will reduce any profit the Portfolio might have realized had it sold the underlying security instead of buying the put option.

The Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Portfolio, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Portfolio might have realized had it bought the underlying security at the time it purchased the call option.

The Portfolio may also purchase put and call options to enhance its current return. The Portfolio may also buy and sell combinations of put and call options on the same underlying security to earn additional income.

OPTIONS ON FOREIGN SECURITIES. The Portfolio may purchase and sell options on foreign securities if in Schroder's opinion the investment characteristics of such options, including the risks of investing in such options, are consistent with the Portfolio's investment objectives. It is expected that risks related to such options will not differ materially from risks related to options on U.S. securities. However, position limits and other rules of foreign exchanges may differ from those in the U.S. In addition, options markets in some countries, many of which are relatively new, may be less liquid than comparable markets in the U.S.

RISKS INVOLVED IN THE SALE OF OPTIONS. Options transactions involve certain risks, including the risks that Schroder will not forecast interest rate or market movements correctly, that the Portfolio may be unable at times to close out such positions, or that hedging transactions may not accomplish their purpose because of imperfect market correlations. The successful use of these strategies depends on the ability of Schroder to forecast market and interest rate movements correctly.

An exchange-listed option may be closed out only on an exchange that provides a secondary market for an option of the same series. Although the Portfolio will enter into an option position only if Schroder believes that a liquid secondary market exists, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If no secondary market were to exist, it would be impossible to enter into a closing transaction to close out an option position. As a result, the Portfolio may be forced to continue to hold, or to purchase at a fixed price, a security on which it has sold an option at a time when Schroder believes it is inadvisable to do so.

Higher than anticipated trading activity or order flow or other unforeseen events might cause The Options Clearing Corporation or an exchange to institute special trading procedures or restrictions that might restrict the Portfolio's use of options. The exchanges have established limitations on the maximum number of calls and puts of each class that may be held or written by an investor or group of investors acting in concert. It is possible that the Portfolio and other clients of Schroder may be considered such a group. These position limits may restrict the Portfolio's ability to purchase or sell options on particular securities.

As described below, the Portfolio generally expects that its options transactions will be conducted on recognized exchanges. In certain instances, however, the Portfolio may purchase and sell options in the over-the-counter markets. Options which are not traded on national securities exchanges may be closed out only with the other party to the option transaction. For that reason, it may be more difficult to close out over-the-counter options than exchange-traded options. Options in the over-the-counter market may also involve the risk that securities dealers participating in such transactions would be unable to meet their obligations to a Portfolio. Furthermore, over-the-counter options are not subject to the protection afforded purchasers of exchange-traded options by The Options Clearing Corporation. A Portfolio will, however, engage in over-the-counter options transactions only when appropriate exchange-traded options transactions are unavailable and when, in the opinion of Schroder, the pricing mechanism and liquidity of the over-the-counter markets are satisfactory and the participants are responsible parties likely to meet their contractual obligations. A Portfolio will treat over-the-counter options (and, in the case of options sold by the Portfolio, the underlying securities held by the Portfolio) as illiquid investments as required by applicable law.

Government regulations, particularly the requirements for qualification as a "regulated investment company" under the Internal Revenue Code, may also restrict the Trust's use of options.

FUTURES CONTRACTS

In order to hedge against the effects of adverse market changes, the Portfolio that may invest in debt securities may buy and sell futures contracts on U.S. Government securities and other debt securities in which the Portfolio may invest, and on indices of debt securities. In addition, the Portfolio may purchase and sell stock index futures to hedge against changes in stock market prices. The Portfolio may also, to the extent permitted by applicable law, buy and sell futures contracts and options on futures contracts to increase the Portfolio's current return. All such futures and related options will, as may be required by applicable law, be traded on exchanges that are licensed and regulated by the Commodity Futures Trading Commission (the "CFTC"). Depending upon the change in the value of the underlying security or index when the Portfolio enters into or terminates a futures contract, the Portfolio may realize a gain or loss.

FUTURES ON DEBT SECURITIES AND RELATED OPTIONS. A futures contract on a debt security is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery, during a particular month, of securities having a standardized face value and rate of return. By purchasing futures on debt securities -- assuming a "long" position -- the Portfolio will legally obligate itself to accept the future delivery of the underlying security and pay the agreed price. By selling futures on debt securities - assuming a "short" position - it will legally obligate itself to make the future delivery of the security against payment of the agreed price. Open futures positions on debt securities will be valued at the most recent settlement price, unless that price does not, in the judgment of persons acting at the direction of the Trustees as to the valuation of the Portfolio's assets, reflect the fair value of the contract, in which case the positions will be valued by the Trustees or such persons.

Positions taken in the futures markets are not normally held to maturity, but are instead liquidated through offsetting transactions that may result in a profit or a loss. While futures positions taken by the Portfolio will usually be liquidated in this manner, the Portfolio may instead make or take delivery of the underlying securities whenever it appears economically advantageous to the Portfolio to do so. A clearing corporation associated with the exchange on which futures are traded assumes responsibility for such closing transactions and guarantees that the Portfolio's sale and purchase obligations under closed-out positions will be performed at the termination of the contract.

Hedging by use of futures on debt securities seeks to establish more certainly than would otherwise be possible the effective rate of return on portfolio securities. The Portfolio may, for example, take a "short" position in the futures market by selling contracts for the future delivery of debt securities held by the Portfolio (or securities having characteristics similar to those held by the Portfolio) in order to hedge against an anticipated rise in interest rates that would adversely affect the value of the Portfolio's portfolio securities. When hedging of this character is successful, any depreciation in the value of portfolio securities may substantially be offset by appreciation in the value of the futures position.

On other occasions, the Portfolio may take a "long" position by purchasing futures on debt securities. This would be done, for example, when the Portfolio expects to purchase particular securities when it has the necessary cash, but expects the rate of return available in the securities markets at that time to be less favorable than rates currently available in the futures markets. If the anticipated rise in the price of the securities should occur (with its concomitant reduction in yield), the increased cost to the Portfolio of purchasing the securities may be offset, at least to some extent, by the rise in the value of the futures position taken in anticipation of the subsequent securities purchase.

Successful use by the Portfolio of futures contracts on debt securities is subject to Schroder's ability to predict correctly movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has hedged against the possibility of an increase in interest rates that would adversely affect the market prices of debt securities held by it and the prices of such securities increase instead, the Portfolio will lose part or all of the benefit of the increased value of its securities that it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements. The Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

The Portfolio may purchase and write put and call options on certain debt futures contracts, as they become available. Such options are similar to options on securities except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an option of the same series. There is no guarantee that such closing transactions can be effected. The Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements, and, in addition, net option premiums received will be included as initial margin deposits. See "Margin Payments" below. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. However, there may be circumstances when the purchase of call or put options on a futures contract would result in a loss to the Portfolio when the purchase or sale of the futures contracts would not, such as when there is no movement in the prices of debt securities. The writing of a put or call option on a futures contract involves risks similar to those risks relating to the purchase or sale of futures contracts.

INDEX FUTURES CONTRACTS AND OPTIONS. The Portfolio may invest in debt index futures contracts and stock index futures contracts, and in related options. A debt index futures contract is a contract to buy or sell units of a specified debt index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the index. A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the stock index.

Depending on the change in the value of the index between the time when the Portfolio enters into and terminates an index futures transaction, the Portfolio may realize a gain or loss. The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if the Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4). If the Portfolio enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2).

The Portfolio may purchase or sell futures contracts with respect to any securities indices. Positions in index futures may be closed out only on an exchange or board of trade that provides a secondary market for such futures.

In order to hedge the Portfolio's investments successfully using futures contracts and related options, the Portfolio must invest in futures contracts with respect to indices or sub-indices the movements of which will, in Schroder's judgment, have a significant correlation with movements in the prices of the Portfolio's securities.

Options on index futures contracts are similar to options on securities except that options on index futures contracts give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the holder would assume the underlying futures position and would receive a variation margin payment of cash or securities approximating the increase in the value of the holder's option position. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash based on the difference between the exercise price of the option and the closing level of the index on which the futures contract is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing and selling call and put options on index futures contracts, each of the Portfolio that may purchase and sell index futures contracts may purchase and sell call and put options on the underlying indices themselves to the extent that such options are traded on national securities exchanges. Index options are similar to options on individual securities in that the purchaser of an index option acquires the right to buy (in the case of a call) or sell (in the case of a put), and the writer undertakes the obligation to sell or buy (as the case may be), units of an index at a stated exercise price during the term of the option. Instead of giving the right to take or make actual delivery of securities, the holder of an index option has the right to receive a cash "exercise settlement amount." This amount is equal to the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by a fixed "index multiplier".

The Portfolio may purchase or sell options on stock indices in order to close out its outstanding positions in options on stock indices that it has purchased. The Portfolio may also allow such options to expire unexercised.

Compared to the purchase or sale of futures contracts, the purchase of call or put options on an index involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. The writing of a put or call option on an index involves risks similar to those risks relating to the purchase or sale of index futures contracts.

The Portfolio may also purchase warrants, issued by banks and other financial institutions, whose values are based on the values from time to time of one or more securities indices.

MARGIN PAYMENTS. When the Portfolio purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a small percentage of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Portfolio upon termination of the contract, assuming the Portfolio satisfies its contractual obligations.

Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when the Portfolio sells a futures contract and the price of the underlying debt security rises above the delivery price, the Portfolio's position declines in value. The Portfolio then pays the broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract. Conversely, if the price of the underlying security falls below the delivery price of the contract, the Portfolio's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract.

When the Portfolio terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the Portfolio, and the Portfolio realizes a loss or a gain. Such closing transactions involve additional commission costs.

SPECIAL RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS

LIQUIDITY RISKS. Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures. Although the Portfolio intends to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. If there is not a liquid secondary market at a particular time, it may not be possible to close a futures position at such time and, in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event financial futures are used to hedge portfolio securities, such securities will not generally be sold until the financial futures can be terminated. In such circumstances, an increase in the price of the portfolio securities, if any, may partially or completely offset losses on the financial futures.

In addition to the risks that apply to all options transactions, there are several special risks relating to options on futures contracts. The ability to establish and close out positions in such options will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. Although the Portfolio generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. In the event no such market exists for particular options, it might not be possible to effect closing transactions in such options with the result that the Portfolio would have to exercise the options in order to realize any profit.

HEDGING RISKS. There are several risks in connection with the use by the Portfolio of futures contracts and related options as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and options and movements in the underlying securities or index or in the prices of the Portfolio's securities, which are the subject of a hedge. Schroder will, however, attempt to reduce this risk by purchasing and selling, to the extent possible, futures contracts and related options on securities and indices the movements of which will, in its judgment, correlate closely with movements in the prices of the underlying securities or index and the Portfolio's investments sought to be hedged.

Successful use of futures contracts and options by the Portfolio for hedging purposes is also subject to Schroder's ability to predict correctly movements in the direction of the market. It is possible that, where the Portfolio has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Portfolio would lose money on the puts and also experience a decline in the value of its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying securities or index due to certain market distortions. First, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions that could distort the normal relationship between the underlying security or index and futures markets. Second, the margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions. Due to the possibility of price distortion, even a correct forecast of general market trends by Schroder may still not result in a successful hedging transaction over a very short time period.

LACK OF AVAILABILITY. Because the markets for certain options and futures contracts and other derivative instruments in which the Portfolio may invest (including markets located in foreign countries) are relatively new and still developing and may be subject to regulatory restraints, the Portfolio's ability to engage in transactions using such instruments may be limited. Suitable derivative transactions may not be available in all circumstances and there is no assurance that the Portfolio will engage in such transactions at any time or from time to time. The Portfolio's ability to engage in hedging transactions may also be limited by certain regulatory and tax considerations.

OTHER RISKS. The Portfolio will incur brokerage fees in connection with its futures and options transactions. In addition, while futures contracts and options on futures will be purchased and sold to reduce certain risks, those transactions themselves entail certain other risks. Thus, while the Portfolio may benefit from the use of futures and related options, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures contracts or options transactions. Moreover, in the event of an imperfect correlation between the futures position and the portfolio position that is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss.

FORWARD COMMITMENTS

The Portfolio may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("forward commitments") if the Portfolio holds, and maintains until the settlement date in a segregated account, cash or liquid securities in an amount sufficient to meet the purchase price, or if the Portfolio enters into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio's other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer's failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although the Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, the Portfolio may dispose of a commitment prior to settlement if Schroder deems it appropriate to do so. The Portfolio may realize short-term profits or losses upon the sale of forward commitments.

REPURCHASE AGREEMENTS

The Portfolio may enter into repurchase agreements. A repurchase agreement is a contract under which the Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Portfolio to resell such security at a fixed time and price (representing the Portfolio's cost plus interest). It is the Trust's present intention to enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers meeting certain criteria as to creditworthiness and financial condition as established by the Trustees of the Trust, and only with respect to obligations of the U.S. government or its agencies or instrumentalities or other high quality short-term debt obligations. Repurchase agreements may also be viewed as loans made by the Portfolio that are collateralized by the securities subject to repurchase. Schroder will monitor such transactions to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, the Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale, including accrued interest, are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller's estate.

WHEN-ISSUED SECURITIES

The Portfolio may from time to time purchase securities on a "when-issued" basis. Debt securities are often issued on this basis. The price of such securities, which may be expressed in yield terms, is fixed at the time a commitment to purchase is made, but delivery and payment for the when-issued securities take place at a later date. Normally, the settlement date occurs within one month of the purchase. During the period between purchase and settlement, no payment is made by the Portfolio and no interest accrues to the Portfolio. To the extent that assets of the Portfolio are held in cash pending the settlement of a purchase of securities, the Portfolio would earn no income. While the Portfolio may sell its right to acquire when-issued securities prior to the settlement date, the Portfolio intends actually to acquire such securities unless a sale prior to settlement appears desirable for investment reasons. At the time the Portfolio makes the commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the amount due and the value of the security in determining the Portfolio's net asset value. The market value of the when-issued securities may be more or less than the purchase price payable at the settlement date. The Portfolio will establish a segregated account in which it will maintain cash and U.S. government securities or other liquid securities at least equal in value to commitments for when-issued securities. Such segregated securities either will mature or, if necessary, be sold on or before the settlement date.

LOANS OF PORTFOLIO SECURITIES

The Portfolio may lend its portfolio securities, provided: (1) the loan is secured continuously by collateral consisting of U.S. government securities, cash, or cash equivalents adjusted daily to have market value at least equal to the current market value of the securities loaned; (2) the Portfolio may at any time call the loan and regain the securities loaned; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of the Portfolio's portfolio securities loaned will not at any time exceed one-third of the total assets of the Portfolio. In addition, it is anticipated that the Portfolio may share with the borrower some of the income received on the collateral for the loan or that it will be paid a premium for the loan. Before the Portfolio enters into a loan, Schroder considers all relevant facts and circumstances, including the creditworthiness of the borrower. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Portfolio retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Portfolio if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Portfolio will not lend portfolio securities to borrowers affiliated with that Portfolio.

FOREIGN SECURITIES

The Portfolio may invest without limit in securities principally traded in foreign markets. The Portfolio may also invest without limit in Eurodollar certificates of deposit and other certificates of deposit issued by United States branches of foreign banks and foreign branches of United States banks.

Investments in foreign securities may involve risks and considerations different from or in addition to investments in domestic securities. There may be less information publicly available about a foreign company than about an U.S.

company, and foreign companies are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign companies are less liquid and at times more volatile than securities of comparable U.S. companies. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of the Portfolio's assets held abroad) and expenses not present in the settlement of domestic investments. Also, because foreign securities are normally denominated and traded in foreign currencies, the values of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates and exchange control regulations, and the Portfolio may incur costs in connection with conversion between currencies.

In addition, with respect to certain foreign countries, there is a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, adoption of foreign governmental restrictions affecting the payment of principal and interest, imposition of withholding or confiscatory taxes, political or financial instability, and adverse political, diplomatic or economic developments which could affect the values of investments in those countries. In certain countries, legal remedies available to investors may be more limited than those available with respect to investments in the United States or other countries and it may be more difficult to obtain and enforce a judgment against a foreign issuer. Also, the laws of some foreign countries may limit the Portfolio's ability to invest in securities of certain issuers located in those countries.

Special tax considerations apply to foreign securities. In determining whether to invest in securities of foreign issuers, Schroder will consider the likely impact of foreign taxes on the net yield available to the Portfolio and its Interestholders. Income received by the Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries is not known, and tax laws and their interpretations may change from time to time and may change without advance notice. Any such taxes paid by the Portfolio will reduce its net income available for distribution to Interestholders.

FOREIGN CURRENCY TRANSACTIONS

The Portfolio may engage in currency exchange transactions to protect against uncertainty in the level of future foreign currency exchange rates and to increase current return. The Portfolio may engage in both "transaction hedging" and "position hedging."

When it engages in transaction hedging, the Portfolio enters into foreign currency transactions with respect to specific receivables or payables of that Portfolio generally arising in connection with the purchase or sale of its portfolio securities. The Portfolio will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging, the Portfolio will attempt to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

The Portfolio may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with transaction hedging. The Portfolio may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase and sell foreign currency futures contracts.

For transaction hedging purposes, the Portfolio may also purchase exchange-listed and over-the-counter call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives the Portfolio the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the Portfolio the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the Portfolio the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the Portfolio the right to purchase a currency at the exercise price until the expiration of the option. The Portfolio will engage in over-the-counter transactions only when appropriate exchange-traded transactions are unavailable and when, in Schroder's opinion, the pricing mechanism and liquidity are satisfactory and the participants are responsible parties likely to meet their contractual obligations.

When it engages in position hedging, the Portfolio enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which securities held by the Portfolio are denominated or are quoted in their principal trading markets or an increase in the value of currency for securities which the Portfolio expects to purchase. In connection with position hedging, the Portfolio may purchase put or call options on foreign currency and foreign currency futures contracts and buy or sell forward contracts and foreign currency futures contracts. The Portfolio may also purchase or sell foreign currency on a spot basis.

The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the values of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

It is impossible to forecast with precision the market value of the Portfolio's portfolio securities at the expiration or maturity of a forward or futures contract. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities of the Portfolio if the market value of such security or securities exceeds the amount of foreign currency the Portfolio is obligated to deliver.

To offset some of the costs to the Portfolio of hedging against fluctuations in currency exchange rates, the Portfolio may write covered call options on those currencies.

Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities, which the Portfolio owns or intends to purchase or sell. They simply establish a rate of exchange that one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency. Also, suitable foreign currency hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will utilize hedging transactions at any time or from time to time.

The Portfolio may also seek to increase its current return by purchasing and selling foreign currency on a spot basis, and by purchasing and selling options on foreign currencies and on foreign currency futures contracts, and by purchasing and selling foreign currency forward contracts.

CURRENCY FORWARD AND FUTURES CONTRACTS. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A foreign currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Foreign currency futures contracts traded in the United States are designed by and traded on exchanges regulated by the CFTC, such as the New York Mercantile Exchange.

Forward foreign currency exchange contracts differ from foreign currency futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward foreign exchange contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

At the maturity of a forward or futures contract, the Portfolio may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

Positions in foreign currency futures contracts and related options may be closed out only on an exchange or board of trade, which provides a secondary market in such contracts or options. Although the Portfolio will normally purchase or sell foreign currency futures contracts and related options only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or option or at any particular time. In such event, it may not be possible to close a futures or related option position and, in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin on its futures positions.

FOREIGN CURRENCY OPTIONS. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when Schroder believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors that influence exchange rates and investments generally.

The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the U.S. options markets.

FOREIGN CURRENCY CONVERSION. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

ZERO-COUPON SECURITIES

Zero-coupon securities in which the Portfolio may invest are debt obligations which are generally issued at a discount and payable in full at maturity, and which do not provide for current payments of interest prior to maturity. Zero-coupon securities usually trade at a deep discount from their face or par value and are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities which make current distributions of interest. As a result, the net asset value of Portfolio Interests of the Portfolio investing in zero-coupon securities may fluctuate over a greater range than shares of other mutual funds investing in securities making current distributions of interest and having similar maturities.

Zero-coupon securities may include U.S. Treasury bills issued directly by the U.S. Treasury or other short-term debt obligations, and longer-term bonds or notes and their unmatured interest coupons which have been separated by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons from the underlying principal (the "corpus") of U.S. Treasury securities and resold them in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on

Treasuries ("CATS"). CATS and TIGRS are not considered U.S. government securities. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof.

In addition, the Treasury has facilitated transfers of ownership of zero-coupon securities by accounting separately for the beneficial ownership of particular interest coupons and corpus payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of U.S. Treasury zero-coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

When debt obligations have been stripped of their unmatured interest coupons by the holder, the stripped coupons are sold separately. The principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic cash interest payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero-coupon securities issued directly by the obligor.

SHORT SALES

In a short sale, the Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. The Portfolio also may engage in short sales if, at the time of the short sale, it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against-the-box." In such a short sale, a seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If the Portfolio engages in a short sale, the collateral for the short position is maintained by the Portfolio's custodian or a qualified sub-custodian. While the short sale is open, the Portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Portfolio's long position. The Portfolio does not engage in short sales against-the-box for speculative purposes but may, however, make a short sale as a hedge, when Schroder believes that the price of a security may decline, causing a decline in the value of a security owned by the Portfolio (or a security convertible or exchangeable for such security). There are certain additional transaction costs associated with short sales against-the-box, but Schroder endeavors to offset these costs with the income from the investment of the cash proceeds of short sales. Under the Taxpayer Relief Act of 1997, activities by the Portfolio which lock-in gain on an appreciated financial instrument generally will be treated as a "constructive sale" of such instrument which will trigger gain (but not loss) for federal income tax purposes. Such activities may create taxable income in excess of the cash they generate.

ARBITRAGE

The Portfolio may sell a security in one market and simultaneously purchase the same security in another market in order to take advantage of differences in the price of the security in the different markets. The Portfolio does not actively engage in arbitrage. Such transactions may be entered into only with respect to debt securities and will occur only in a dealer's market where the buying and selling dealers involved confirm their prices to the Portfolio at the time of the transaction, thus eliminating any risk to the assets of the Portfolio.

SWAP AGREEMENTS

The Portfolio may enter into interest-rate, index and currency-exchange rate swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded such desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount" (for example, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency or in a "basket" of securities representing a particular index). Commonly used swap agreements include interest-rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest-rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or "floor"; and interest-rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by the Portfolio would calculate the obligations of the parties to an agreement on a "net" basis. Consequently, the Portfolio's obligations (or rights) under a swap agreement are generally equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by maintaining a segregated account comprised of segregable assets to avoid any potential leveraging of the Portfolio's investment portfolio. The Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Portfolio's assets.

Certain swap agreements are exempt from most provisions of the Commodity Exchange Act and, therefore, are not regulated as futures or commodity option transactions under that Act. To qualify for this exemption, a swap agreement must be entered into by "eligible participants," which includes the following, provided the participants' total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million; commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost, or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility.

This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the Commodity Exchange Act or its regulations. The Policy Statement applies to swap transactions settled in cash that: (1) have individually tailored terms; (2) lack exchange style offset and the use of a clearing organization or margin system; (3) are undertaken in connection with a line of business; and (4) are not marketed to the public.

TEMPORARY DEFENSIVE STRATEGIES

As described in the Memorandum, Schroder may at times judge that conditions in the securities markets make pursuing the Portfolio's basic investment strategies inconsistent with the best interests of its Interestholders and may temporarily use alternate investment strategies primarily designed to reduce fluctuations in the value of the Portfolio's assets. In implementing these "defensive" strategies, the Portfolio would invest in high-quality debt securities, cash, or money market instruments to any extent Schroder considers consistent with such defensive strategies. It is impossible to predict when, or for how long, the Portfolio will use these alternate strategies.


                             INVESTMENT RESTRICTIONS

The Trust has adopted the following  fundamental and non-fundamental  investment restrictions for the Portfolio. The Portfolio's Fundamental investment restrictions may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, which is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding Portfolio Interests and (2) 67% or more of the Portfolio Interests present at a meeting if more than 50% of the outstanding Portfolio Interests are represented at the meeting in person or by proxy. The non-fundamental investment policies described in the Memorandum and this SAI may be changed by the Trustees without Interestholder approval.

SCHRODER INTERNATIONAL BOND PORTFOLIO

         Schroder International Bond Portfolio will not:

FUNDAMENTAL POLICIES:

1. Concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (or repurchase agreements with respect thereto). An investment of more than 25% of the Portfolio's assets in the securities of issuers located in one country does not contravene this policy.

2. Borrow money in excess of 33 1/3% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions that may otherwise require untimely dispositions of portfolio securities.

3. Purchase or sell real estate, provided that the Portfolio may invest in securities issued by companies that invest in real estate or interests therein.

4. Make loans to other persons, provided that for purposes of this restriction, entering into repurchase agreements or acquiring any otherwise permissible debt securities including engaging in securities lending shall not be deemed to be the making of a loan.

5. Invest in commodities or commodity contracts, except that, subject to the restrictions described in the Memorandum and elsewhere in this SAI, the Portfolio may: (1) enter into futures contracts and options on futures contracts; (2) enter into forward foreign currency exchange contracts and foreign currency options; (3) purchase or sell currencies on a spot or forward basis; and (4) enter into futures contracts on securities, currencies or on indices of such securities or currencies, or any other financial instruments, and purchase and sell options on such futures contracts.

6. Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under U.S. securities laws.

7. Issue senior securities except to the extent permitted by the 1940 Act.

NON-FUNDAMENTAL POLICIES:

1. The Portfolio will not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15% of its net assets (taken at current value) would be invested in illiquid securities (securities that cannot be disposed of within seven days at their then-current value), including repurchase agreements not entitling the holder to payment of principal within seven days and securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the Securities Act of 1933, as amended. Illiquid securities do not include securities that can be sold to the public in foreign markets or that may be eligible for resale to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933 that are determined to be liquid by the investment adviser pursuant to guidelines adopted by the Trust's Board of Trustees.

2.       The Portfolio will not make  investments  for the purpose of exercising control or management, except in connection with a merger, consolidation, acquisition, or reorganization with another investment company or series thereof. (Investments by the Portfolio in wholly owned investment entities created under the laws of certain foreign countries will not be deemed the making of investments for the purpose of exercising control or management.)

3. The Portfolio will not invest in interests in oil, gas or other mineral exploration, resource, or lease transactions or development programs but may purchase readily marketable securities of companies that operate, invest in, or sponsor such programs.

The Portfolio may acquire or retain the securities of any other investment company to the extent prohibited by the 1940 Act, including in
         connection   with   a   merger,    consolidation,    acquisition,    or
         reorganization.

                               -------------------

All percentage limitations on investments (other than limitations on borrowing and illiquid securities) will apply at the time of investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

                              TRUSTEES AND OFFICERS

The Trustees of the Trust are responsible for the general oversight of the Trust's business. Subject to such policies as the Trustees may determine, Schroder furnishes a continuing investment program for the Portfolio and makes investment decisions on its behalf. Subject to the control of the Trustees, Schroder also manages the Portfolio's' other affairs and business.

The Trustees and executive officers of the Trust and their principal occupations during the last five years are set forth below.

     David N. Dinkins, Trustee. 71. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Professor, Columbia University School of International and Public Affairs. Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetics Center, Inc. Formerly, Mayor, City of New York.

     John I. Howell, Trustee. 82. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, Schroder Series Trust, and Schroder Series Trust II. Director, American International Life Assurance Company of New York. Private consultant since 1987.

     Peter S. Knight, Trustee. 48. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Partner, Wunder, Knight, Levine, Thelen & Forscey. Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group, Inc. Formerly, Campaign Manager, Clinton/Gore `96.

     Peter E. Guernsey, Trustee. 77. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, Schroder Series Trust, and Schroder Series Trust II. Formerly, Senior Vice President, Marsh & McLennan, Inc.

     (*) Sharon L. Haugh, Trustee. 53. 787 Seventh Avenue, New York, New York. Chairman, Schroder Capital Management Inc. Executive Vice President and Executive Director, Schroder Capital Management International Inc. Chairman and Director, Schroder Fund Advisors Inc. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust.

     William L. Means, Trustee. 59. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust II. Formerly, Chief Investment Officer, Alaska Permanent Fund Corporation.

     Clarence F. Michalis, Trustee. 77. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Chairman of the Board of Directors, Josiah Macy, Jr. Foundation.

     Hermann C. Schwab, Trustee. 79. 787 Seventh Avenue, New York, New York. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Trustee, St. Luke's/Roosevelt Hospital Center. Formerly, consultant to Schroder Capital Management International Inc.

     (*) Mark J. Smith, President and Trustee of the Trust. 36. 787 Seventh Avenue, New York, New York. Director and Senior Vice President, Schroder Capital Management International Limited and Schroder Capital Management International Inc. Director, Schroder Investment Management Ltd., Schroder Fund Advisors Inc., and Schroder Japanese Warrant Fund Ltd. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Vice President, Schroder Series Trust II.


---------------------
(*) Trustee who is an "interested person" (as defined in the 1940 Act) of the Trust, Schroder, or Schroder Fund Advisors Inc.

     Mark Astley, Vice President of the Trust. 34. 787 Seventh Avenue, New York, New York. First Vice President of Schroder Capital Management International Inc. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1987.

     Robert G. Davy, Vice President of the Trust. 37. 787 Seventh Avenue, New York, New York. Director of Schroder Capital Management International Inc. and Schroder Capital Management International Ltd. since 1994; First Vice President of Schroder Capital Management International Inc. since July 1992. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1986.

     Margaret H. Douglas-Hamilton, Vice President of the Trust. 57. 787 Seventh Avenue, New York, New York. Director and Secretary of Schroder Capital Management Inc.

     Richard R. Foulkes, Vice President of the Trust. 53. 787 Seventh Avenue, New York, New York. Deputy Chairman of Schroder Capital Management International Inc. since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd. since 1989.

     John Y. Keffer, Vice President of the Trust. 56. Two Portland Square, Portland, Maine. President of Forum Fund Services, LLC, the Portfolio's
placement  agent,  and other  affiliated  entities  including  Forum  Accounting
Services, LLC, Forum Administrative Services, LLC, and Forum Investment Advisors, LLC.

     Michael Perelstein, Vice President of the Trust. 43. 787 Seventh Avenue, New York, New York. Director since May 1997 and Senior Vice President of Schroder Capital Management International Inc. since January 1997. Formerly, Managing Director of MacKay - Shields Financial Corp.

     Catherine A. Mazza, Vice President of the Trust. 39. 787 Seventh Avenue, New York, New York. First Vice President, Schroder Capital Management International Inc. and Schroder Capital Management Inc. President, Schroder Fund Advisors Inc. Vice President, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Formerly, Vice President, Alliance Capital Management L.P.

     Alexandra Poe, Secretary and Vice President of the Trust. 38. 787 Seventh Avenue, New York, New York. Vice President, Schroder Capital Management International Inc. Senior Vice President, Secretary, and General Counsel, Schroder Fund Advisors Inc. Vice President and Secretary, Schroder Capital Funds (Delaware), Schroder Capital Funds, and Schroder Series Trust. Assistant Secretary, Schroder Series Trust II. Formerly, Attorney, Gordon, Altman, Butowsky, Weitzen, Shalov & Wein; Vice President and Counsel, Citibank, N.A.

     Jane E. Lucas, Vice President of the Trust. 38. 787 Seventh Avenue, New York, New York. Senior Vice President, Schroder Capital Management International Inc.

     Fergal Cassidy, Treasurer and Principal Financial and Accounting Officer of the Trust. 29. 787 Seventh Avenue, New York, New York. Vice President and Treasurer, Schroder Capital Management Inc. Vice President and Comptroller, Schroder Capital Management International Inc. Treasurer and Chief Financial Officer, Schroder Fund Advisors Inc. Assistant Treasurer, Schroder Series Trust. Formerly, Senior Accountant, Concurrency Management Corp.

     Alan Mandel, Assistant Treasurer of the Trust. 41. 787 Seventh Avenue, New York, New York. First Vice President of Schroder Capital Management
International Inc. since September 1998. Formerly, Director of Mutual Fund Administration for Salomon Brothers Asset Management; Chief Financial Officer and Vice President of Mutual Capital Management.

     Carin Muhlbaum, Assistant Secretary of the Trust. 36. Vice President of Schroder Capital Management International Inc. since 1998. Formerly, an investment management attorney with Seward & Kissel and prior thereto, with Gordon Altman Butowsky Weitzen Shalov & Wein.

     Nicholas Rossi, Assistant Secretary of the Trust. 35. 787 Seventh Avenue, New York, New York. Associate of Schroder Capital Management International Inc. since October 1997 and Assistant Vice President of Schroder Fund Advisors Inc. since March 1998. Formerly, Mutual Fund Specialist, Willkie Farr & Gallagher; Fund Administrator, Furman Selz LLC since 1992.

     Thomas G. Sheehan, Assistant Treasurer and Assistant Secretary of the Trust. 44. Two Portland Square, Portland, Maine. Relationship Manager and Counsel, Forum Financial Services, Inc. since 1993. Formerly, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

     John A. Troiano, Vice President of the Trust. 38. 787 Seventh Avenue, New York, New York. Director of Schroder Capital Management Inc. since April 1997; Chief Executive Officer, since July 1, 1997, of Schroder Capital Management International Inc. and Managing Director and Senior Vice President of Schroder Capital Management International Inc. since October 1995. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1981.

     Ira L. Unschuld, Vice President of the Trust. 33. 787 Seventh Avenue, New York, New York. Group Vice President of Schroder Capital Management International Inc. since April 1998 and an Associate from July 1990 to April 1993.

         Except as otherwise noted, the principal occupations of the Trustees and officers for the last five years have been with the employers shown above, although in some cases they have held different positions with such employers or their affiliates.

TRUSTEE COMPENSATION

         Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, Schroder, or Schroder Fund Advisors Inc. receive an annual retainer of $11,000 for their services as Trustees of all open-end investment companies distributed by Schroder Fund Advisors Inc. or Forum Fund Services, LLC and $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of such investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among the various investment companies based on their relative net assets. Payment of meeting fees is allocated only among those investment companies to which the meeting relates.

         The following table sets forth information regarding compensation paid for the fiscal year ended October 31, 1998 to the disinterested Trustees.

                               COMPENSATION TABLE


------------------------------------------------------------------------------------------------------------
                                                          (2)                                 (3)
                                                       AGGREGATE                TOTAL COMPENSATION FROM TRUST AND
                  (1)                                COMPENSATION                FUND COMPLEX PAID TO TRUSTEES*
                NAME OF                               FROM TRUST
                TRUSTEE
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

David N. Dinkins                                       $120                               $14,250
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Peter E. Guernsey                                      $136                               $23,750
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

John I. Howell                                         $136                               $25,000
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Peter S. Knight                                        $136                               $15,500
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

William L. Means**                                       $0                                 $9,500
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Clarence F. Michalis                                   $136                               $14,250
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Hermann C. Schwab                                      $136                               $14,250
-------------------------------------------------------------------------------------------------------------------

* The Total Compensation listed in column (3) for each Trustee includes compensation for services as a Trustee of the Trust, Schroder Capital Funds ("SCF"), Schroder Capital Funds (Delaware) ("SCF(D)"), Schroder Series Trust ("SST"), and Schroder Series Trust II (formerly Schroder Asian Growth Fund, Inc., "SST II"). The Trust, SCF(D), SCF, SST, and SST II are considered part of the same "Fund Complex" for these purposes.
**     Mr. Means was elected Trustee of the Trust on December 15, 1998.

As of December 1, 1998, the Trustees of the Trust as a group owned less than 1% of the Portfolio Interests.

The Trust's Trust Instrument provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, except if it is determined, in the manner specified in the Trust Instrument, that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust or that such indemnification would relieve any officer or Trustee of any liability to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.


                           SCHRODER AND ITS AFFILIATES

Schroder has served as the investment adviser for each of the Portfolio since their inception. Schroder is a wholly owned subsidiary of Schroder U.S. Holdings Inc., which engages through its subsidiary firms in the investment banking, asset management, and securities businesses. Affiliates of Schroder U.S. Holdings Inc. (or their predecessors) have been investment managers since 1927. Schroder itself has been an investment manager since 1962, and served as investment manager for approximately $27.1 billion as of December 31, 1998. Schroder U.S. Holdings Inc. is an indirect, wholly owned U.S. subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. Schroders plc and its affiliates engage in international merchant banking and investment management businesses, and as of December 31, 1998, had under management assets of approximately $195 billion.


                         INVESTMENT ADVISORY AGREEMENTS

Under Investment Advisory Agreements between the Trust and Schroder (the "Advisory Agreements"), Schroder, at its expense, provides the Portfolio with investment advisory services and advises and assists the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of its Trustees regarding the conduct of business of the Trust and the Portfolio. The fees to be paid under the Advisory Agreements are set forth in the Memorandum.

Under the Advisory Agreements, Schroder is required to regularly provide the Portfolio with investment research, advice, and supervision and furnishes continuously investment programs consistent with the investment objectives and policies of the Portfolio. Schroder also determines, for the Portfolio, what securities shall be purchased, what securities shall be held or sold, and what portion of the Portfolio's assets shall be held uninvested, subject always to the provisions of the Trust's Trust Instrument and By-laws, and the 1940 Act, and to the Portfolio's investment objectives, policies, and restrictions, and subject further to such policies and instructions as the Trustees may from time to time establish.

Schroder makes available to the Trust, without additional expense to the Trust, the services of such of its directors, officers, and employees as may duly be elected Trustees or officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Schroder pays the compensation and expenses of officers and executive employees of the Trust. Schroder also provides investment advisory research and statistical facilities and all clerical services relating to such research, statistical, and investment work. Schroder pays the Trust's office rent.

Under the Advisory Agreements, the Trust is responsible for all its other expenses, including clerical salaries not related to investment activities; fees and expenses incurred in connection with membership in investment company organizations; brokers' commissions; payment for portfolio pricing services to a pricing agent, if any; legal expenses; auditing expenses; accounting expenses; taxes and governmental fees; fees and expenses of the placement agent of the Trust; the cost of preparing subscription documents or any other expenses, including clerical expenses, incurred in connection with the issue, sale, underwriting, redemption, or repurchase of Portfolio Interests; the expenses of and fees for registering or qualifying securities for exemptions from registration requirements; the fees and expenses of the Trustees of the Trust who are not affiliated with Schroder or Forum Fund Services, LLC, or their respective affiliates; the cost of preparing and distributing reports and notices to Interestholders; public and investor relations expenses; and fees and disbursements of custodians of the Portfolio's' assets. The Trust is also responsible for its expenses incurred in connection with litigation, legal proceedings, and claims and the legal obligation it may have to indemnify its officers and Trustees with respect thereto.

Schroder's compensation under the Advisory Agreements may be reduced in any year if the Portfolio's expenses exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which Portfolio Interests are qualified for offer or sale.

The Advisory Agreements may be terminated without penalty by vote of the Trustees as to the Portfolio, by the Interestholders of the Portfolio, or by Schroder on 60 days' written notice. Each Advisory Agreement also terminates without payment of any penalty in the event of its assignment. In addition, each Advisory Agreement may be amended only by a vote of the Interestholders of the affected Portfolio, and each Advisory Agreement provides that it will continue in effect from year to year only so long as such continuance is approved at least annually with respect to the Portfolio by vote of either the Trustees or the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not "interested persons" of Schroder. In each of the foregoing cases, the vote of the Interestholders is the affirmative vote of a "majority of the outstanding voting securities" as defined in the 1940 Act.

Forum Administrative Services, LLC ("FAdS") and Forum Accounting Services, LLC ("Forum Accounting") provide certain administrative, accounting, and other services to the Trust. For these services, FAdS and Forum Accounting receive a monthly fee at annual rates based on the Portfolio's average daily net assets, as approved by the Trustees.

RECENT INVESTMENT ADVISORY FEES. The total investment advisory fees paid by the Portfolio to Schroders during the three most recent fiscal years are set forth in the following tables. The fees listed in the following tables reflect reductions pursuant to expense limitations in effect during such periods.

------------------------------ ---------------------------- --------------------------- ----------------------------
                               INVESTMENT ADVISORY FEES     INVESTMENT ADVISORY FEES    INVESTMENT ADVISORY FEES
                               PAID FOR FISCAL YEAR ENDED   PAID FOR FISCAL YEAR        PAID FOR FISCAL YEAR ENDED
PORTFOLIO                      12/31/98                     ENDED 12/31/97              12/31/96
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond    $0                           $0                          N/A
Portfolio
------------------------------ ---------------------------- --------------------------- ----------------------------

FEE WAIVERS

Schroder voluntarily waived its fees during the three most recent fiscal years pursuant to voluntary expense limitations and/or waivers in effect during such periods. The tables below reflect the amount of the investment advisory fees scheduled to be paid by each Portfolio that was waived by Schroder.


------------------------------ ---------------------------- --------------------------- ----------------------------
                               FEES WAIVED DURING FISCAL    FEES WAIVED DURING FISCAL   FEES WAIVED DURING FISCAL
                               YEAR ENDED 12/31/98          YEAR ENDED 12/31/97         YEAR ENDED 12/31/96
PORTFOLIO
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond    $70,984                      $53,529                     N/A
Portfolio
------------------------------ ---------------------------- --------------------------- ----------------------------


                             ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc., under which Schroder Fund Advisors Inc. provides management and administrative services necessary for the operation of the Portfolio, including: (1) preparation of Interestholder reports and communications; (2) regulatory compliance, such as reports to and filings with the SEC and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by its investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Fund Advisors Inc. is a wholly owned subsidiary of Schroder and is a registered broker-dealer organized to act as administrator and distributor of mutual funds.

For providing administrative services, Schroder Fund Advisors Inc. is entitled to receive a monthly fee at the following annual rate (based upon the Portfolio's average daily net assets) of 0.10% with respect to Schroder International Bond Portfolio. The administration agreement is terminable with respect to the Portfolio without penalty, at any time, by the Trustees upon 60 days' written notice to Schroder Fund Advisors Inc. or by Schroder Fund Advisors Inc. upon 60 days' written notice to the Trust.

The Trust has entered into a subadministration agreement with FAdS. Under its agreement, FAdS assists Schroder Fund Advisors Inc. with certain of its responsibilities under the administration agreement, including Interestholder reporting and regulatory compliance. For providing its services, FAdS is entitled to receive a monthly fee from each of the Portfolio at the annual rate of 0.075% (based upon the Portfolio's average daily net assets and subject to a $25,000 minimum per Portfolio). The subadministration agreement is terminable with respect to the Portfolio without penalty, at any time, by the Trust upon 60 days' written notice to FAdS or by FAdS upon 60 days' written notice to the Trust.

Schroder Fund Advisors Inc. has voluntarily waived a portion of its administration fee and has assumed certain expenses of the Portfolio so that the Portfolio's total expenses would not exceed the following rates (based on each of the respective Portfolio's average daily net assets):

             Schroder International Bond Portfolio          0.75%

This expense limitations cannot be modified or withdrawn except by a majority vote of the Trustees of the Trust who are not affiliated persons (as defined in the 1940 Act ) of the Trust.

During the three most recent fiscal years, the Portfolio paid the following fees to Schroder Fund Advisors Inc. and FAdS pursuant to the administration agreement and the subadministration agreements. The fees listed in the following tables reflect reductions pursuant to fee waivers and expense


------------------------------ ---------------------------- --------------------------- ----------------------------
                               ADMINISTRATION FEES PAID     ADMINISTRATION FEES PAID    ADMINISTRATION FEES PAID
                               FOR FISCAL YEAR ENDED        FOR FISCAL YEAR ENDED       FOR FISCAL YEAR ENDED
PORTFOLIO                      12/31/98                     12/31/97                    12/31/96
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond    Schroder Fund Advisors       Schroder Fund Advisors      N/A
Portfolio                      Inc.  $0                     Inc.  $0

                               FAdS  $5,040                 FadS  $0                    N/A
------------------------------ ---------------------------- --------------------------- ----------------------------

                                 PLACEMENT AGENT

Forum Fund Services, LLC, Two Portland Square, Portland, Maine, 04101, serves as the Trust's placement agent (underwriter). The Placement Agent receives no compensation for its services.


                              PORTFOLIO ACCOUNTING

Forum Accounting, an affiliate of FAds, performs fund accounting services for the Portfolio pursuant to an agreement with the Trust. Under the Transfer Agency and Fund Accounting Agreement, Forum Accounting prepares and maintains the books and records of the Portfolio that are required to be maintained under the 1940 Act, calculates the net asset value of the Portfolio, calculates the distributive share of the Portfolio's income, expense, gain or loss allocable to each Interestholder and prepares periodic reports to Interestholders and the SEC.

For its services to the Portfolio, Forum Accounting is entitled to receive from the Trust a fee of $48,000 per year plus $24,000 per year for global and international Portfolios, and an additional $12,000 per year with respect to tax-free money market funds, Portfolios with more than 25% of their total assets invested in asset-backed securities, Portfolios that have more than 100 security positions, and Portfolios that have a monthly turnover rate of 10% or more.

The tables below show the amount of fees paid by the Portfolio to Forum Accounting during the three most recent fiscal years (or such shorter time the Portfolio has been operational). The fees listed in the tables below reflect reductions pursuant to fee waivers during such periods.


------------------------------ ---------------------------- --------------------------- ----------------------------
                               ACCOUNTING FEES PAID         ACCOUNTING FEES PAID        ACCOUNTING FEES PAID
                               DURING FISCAL YEAR ENDED     DURING FISCAL YEAR ENDED    DURING FISCAL YEAR ENDED
PORTFOLIO                      12/31/98                     12/31/97                    12/31/96
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond    $11,809                      N/A                         N/A
Portfolio
------------------------------ ---------------------------- --------------------------- ----------------------------


                    BROKERAGE ALLOCATION AND OTHER PRACTICES

Schroder may place portfolio transactions with broker-dealers which furnish, without cost, certain research, statistical, and quotation services of value to Schroder and its affiliates in advising the Trust and other clients, provided that it shall always seek best price and execution with respect to transactions. Certain investments may be appropriate for the Trust and for other clients advised by Schroder. Investment decisions for the Trust and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment, and the size of their investments generally. Frequently, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one but less than all clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In addition, purchases or sales of the same security may be made for two or more clients of Schroder on the same day. In such event, such transactions will be allocated among the clients in a manner believed by Schroder to be equitable to each. In some cases, this procedure could have an adverse effect on the price or amount of the securities purchased or sold by the Trust. Purchase and sale orders for the Trust may be combined with those of other clients of Schroder in the interest of achieving the most favorable net results for the Trust.

BROKERAGE AND RESEARCH SERVICES. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Trust of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities often involve the payment of fixed brokerage commissions, which are generally higher than those in the United States, and therefore certain portfolio transaction costs may be higher than the costs for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Trust usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Trust includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

Schroder places all orders for the purchase and sale of portfolio securities and buys and sells securities through a substantial number of brokers and dealers. In so doing, it uses its best efforts to obtain the best price and execution available. In seeking the best price and execution, Schroder considers all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction (taking into account market prices and trends), the reputation, experience, and financial stability of the broker-dealer involved, and the quality of service rendered by the broker-dealer in other transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research, statistical, and quotation services from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, Schroder receives research, statistical, and quotation services from many broker-dealers with which it places the Trust's portfolio transactions. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities, and recommendations as to the purchase and sale of securities. Some of these services are of value to Schroder and its affiliates in advising various of their clients (including the Trust or the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because Schroder and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, and by the Advisory Agreements, Schroder may cause the Portfolio to pay a broker that provides brokerage and research services to Schroder an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker would have charged for effecting that transaction. Schroder's authority to cause the Portfolio to pay any such greater commissions is also subject to such policies as the Trustees may adopt from time to time.

To the extent permitted by law, the Portfolio may engage in brokerage transactions with Schroder & Co. Inc. ("Schroder & Co."), an affiliate of Schroder, to effect securities transactions on the New York Stock Exchange only or Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of Schroder, to effect securities transactions on various foreign securities exchanges on which Schroder Securities has trading privileges. Consistent with regulations under the 1940 Act, the Portfolio has adopted procedures which are reasonably designed to provide that any commissions or other remuneration the Portfolio pay to Schroder & Co. and Schroder Securities do not exceed the usual and customary broker's commission. In addition, the Portfolio will adhere to the rule, under the Securities Exchange Act of 1934, governing floor trading. This rule permits the Portfolio to effect, but not execute, exchange listed securities transactions with Schroder & Co. Schroder & Co. pays a portion of the brokerage commissions it receives from the Portfolio to the brokers executing the transactions. Also, due to securities law limitations, the Portfolio may be required to limit purchases of securities in a public offering if Schroder & Co. or Schroder Securities or one of their affiliates is a member of the syndicate for that offering.

The Portfolio does not have any understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co. or Schroder Securities, and it will not direct brokerage to Schroder & Co. or Schroder Securities in recognition of research services.

The following tables show the aggregate brokerage commissions paid for the three most recent fiscal years with respect to the Portfolio.

------------------------------ ---------------------------- --------------------------- ----------------------------
                               BROKERAGE COMMISSIONS PAID   BROKERAGE COMMISSIONS       BROKERAGE COMMISSIONS PAID
                               DURING FISCAL YEAR ENDED     PAID DURING FISCAL YEAR     DURING FISCAL YEAR ENDED
PORTFOLIO                      12/31/98                     ENDED 12/31/97              12/31/96
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond     $223                        $297                        N/A
Portfolio
------------------------------ ---------------------------- --------------------------- ----------------------------



The following tables show the aggregate brokerage commissions paid to Schroder & Co. and Schroder Securities for the three most recent fiscal years, as well as the percentage such commissions represented of all transactions on which the Portfolio paid brokerage commissions during such fiscal year.

------------------------------ ---------------------------- --------------------------- ----------------------------
                               BROKERAGE COMMISSIONS PAID   BROKERAGE COMMISSIONS       BROKERAGE COMMISSIONS PAID
                               DURING FISCAL YEAR ENDED     PAID DURING FISCAL YEAR     DURING FISCAL YEAR ENDED
                               12/31/98                     ENDED 12/31/97              12/31/96
PORTFOLIO
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Schroder International Bond    Schroder & Co. $___ ___%     Schroder & Co. $0 0%        N/A
Portfolio                      Schroder Securities $___
                               ___%                         Schroder Securities $___
                                                                  ---%
------------------------------ ---------------------------- --------------------------- ----------------------------

                        DETERMINATION OF NET ASSET VALUE

The net asset value per Portfolio Interest of the Portfolio is determined daily as of the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) on each day the Exchange is open for trading. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the afternoon of valuation. The New York Stock Exchange is normally closed on the following national holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

The Trustees have established procedures for the valuation of the Portfolio's securities, as follows:

Equities listed or traded on a domestic or foreign stock exchange are valued at their latest sale prices on such exchange on that day prior to the time when the assets are valued. In the absence of sales that day, such securities are valued at the mid-market prices. (Where the securities are traded on more than one exchange, they are valued on the exchange that Schroder designates as the primary market.) Unlisted securities for which over-the-counter market quotations are readily available are valued at the latest available mid-market prices prior to the time of valuation. Securities that do not have readily available market quotations are valued at fair value pursuant to procedures established by the Trustees. Debt securities having a maturity of more than 60 days are valued at the mid-market prices determined by a portfolio pricing service or obtained from active market makers on the basis of reasonable inquiry. Short-term debt securities having a remaining maturity of 60 days or less are valued at cost, adjusted for amortization of premiums and accretion of discounts.

Reliable market quotations are not considered to be readily available for long-term corporate bonds and notes, certain preferred stocks, tax-exempt securities, or certain foreign securities. These investments are stated at fair value on the basis of valuations furnished by pricing services approved by the Trustees, which determine valuations for normal, institutional-size trading units of such securities using methods based on market transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders.

If any securities held by the Portfolio are restricted as to resale, their fair value is generally determined as the amount which the Trust could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. The valuation procedures applied in any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Trust in connection with such disposition). In addition, specific factors are also generally considered, such as the cost of the investment, the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), the size of the holding, the prices of any recent transactions or offers with respect to such securities, and any available analysts' reports regarding the issuer.

Generally, trading in certain securities (such as foreign securities) is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of these securities used in determining the net asset value of the Trust's Interests are computed as of such times. Also, because of the amount of time required to collect and process trading information as to large numbers of securities issues, the values of certain securities (such as convertible bonds and U.S. Government Securities) are determined based on market quotations collected earlier in the day at the latest practicable time prior to the close of the New York Stock Exchange. Occasionally, events affecting the value of such securities may occur between such times and the close of the New York Stock Exchange that will not be reflected in the computation of the Trust's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value, in the manner described above.

The proceeds received by the Portfolio for each issue or sale of its Portfolio Interests, and all income, earnings, profits, and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to the Portfolio, and constitute the underlying assets of that Portfolio. The underlying assets of the Portfolio will be segregated on the Trust's books of account, and will be charged with the liabilities in respect of such Portfolio and with a share of the general liabilities of the Trust.


                               REDEMPTIONS IN KIND

In consideration of the best interests of the remaining Interestholders, the Trust may pay certain redemption proceeds in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. The Trust does not expect to redeem Portfolio Interests in kind under normal circumstances. If your Portfolio Interests are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution.


                                      TAXES


The Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership." As a result, the Portfolio is not subject to federal income tax; instead, each Interestholder in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

Each Interestholder in the Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the Interestholder satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its Interestholders that invest substantially all of their assets in the Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an Interestholder from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the
Interestholder's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the Interestholder's basis for its interest in the Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the Interestholder's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the Interestholder's basis for its interest in the Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an Interestholder that contributed property to the Portfolio. An Interestholder's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the Interestholder's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the Interestholder and (b) the Interestholder's share of the Portfolio's losses.

INVESTMENTS IN FOREIGN SECURITIES

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the return on the security with respect to which the dividend or interest is paid. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If, however, more than 50% in value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporations, the Portfolio will be eligible, and ordinarily expects to file an election with the Internal Revenue Service ("IRS") pursuant to which Interestholders of the Portfolio will be required to include their proportionate share of such withholding taxes in their U.S. income tax returns as gross income; treat such proportionate share as taxes paid by them; and, subject to certain limitations (including a holding period requirement imposed at both the Portfolio and Interestholder levels), deduct such proportionate share in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate Interestholders who do not itemize deductions. An Interestholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Portfolio's election described in this paragraph but will not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such Interestholder. The Portfolio will report annually to its Interestholders their proportionate shares of such withholding taxes.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, RICs and certain other investors that hold stock of a PFIC indirectly, through an interest in the Portfolio, will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to mark such investment to market annually or to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them -- even if those earnings and gain were not received by the Portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

The Portfolio's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

OTHER PORTFOLIO INVESTMENTS

If the Portfolio engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Portfolio, defer losses to the Portfolio, cause adjustments in the holding periods of the Portfolio's securities, or convert short-term capital losses into long-term capital losses. These rules could, therefore, adversely affect the amount, timing and character of Interestholder income. The Portfolio will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Portfolio.

"Constructive sale" provisions apply to activities by the Portfolio that lock-in gain on an "appreciated financial position." Generally, a "position" is defined to include stock, a debt instrument, or partnership interest, or an interest in any of the foregoing, including through a swap contract, or a future or forward contract. The entry into a swap contract or a future or forward contract relating to an appreciated direct position in any stock or debt instrument, or the acquisition of stock or debt instrument at a time when the Portfolio occupies an offsetting (short) appreciated position in the stock or debt instrument, is treated as a "constructive sale" that gives rise to the immediate recognition of gain (but not loss). The application of these provisions may cause the Portfolio to recognize taxable income from these offsetting transactions in excess of the cash generated by such activities.

The Portfolio may write, purchase or sell options or futures contracts. Unless the Portfolio is eligible to, and does, make a special election, such options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year (I.E., each option or futures contract will be treated as sold for its fair market value on the last day of the taxable year). In general, unless such special election is made, gain or loss from transactions in options and futures contracts will be 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain "straddles," may affect the taxation of a fund's transactions in options and futures contracts. Under Section 1092, the Portfolio may be required to postpone recognition for tax purposes of losses incurred in certain closing transactions in options and futures.

WITHHOLDING

Ordinary income paid to Interestholders who are nonresident aliens is subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident Interestholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

The Trust is required to report to the IRS all distributions and gross proceeds from the redemption of Portfolio Interests (except in the case of certain exempt Interestholders). All such distributions and proceeds generally will be subject to the withholding of federal income tax at a rate of 31% ("backup withholding") in the case of non-exempt Interestholders if: (1) the Interestholder fails to furnish the Trust with and to certify the Interestholder's correct taxpayer identification number; (2) the IRS notifies the Trust that the Interestholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the Interestholder fails to certify that it is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds will be reduced by the amount required to be withheld. Any amounts withheld may be credited against the Interestholder's federal income tax liability.

New federal tax regulations (effective for payments made on or after January 1, 1999, although transition rules apply) will increase the U.S. federal income taxation of an Interestholder who, under the Code, is a non-resident alien individual, a foreign trust or estate, foreign corporation or foreign partnership ("non-U.S. Interestholder"), depending on whether the income from the Portfolio is "effectively connected" with a U.S. trade or business carried on by such Interestholder. Ordinarily, income from the Portfolio will not be treated as so "effectively connected."

If the income from the Portfolio is not treated as "effectively connected" with a U.S. trade or business carried on by the non-U.S. Interestholders, dividends of net investment income (which includes short-term capital gains), whether received in cash or reinvested in Portfolio Interests, will be subject to a U.S. federal income tax of 30% (or lower treaty rate), which tax is generally withheld from such dividends. Furthermore, such non-U.S. Interestholders may be subject to U.S. federal income tax at the rate of 30% (or lower treaty rate) on their income resulting from the Portfolio's election (described above) to "pass through" the amount of non-U.S. taxes paid by the Portfolio, but may not be able to claim a credit or deduction with respect to the non-U.S. income taxes treated as having been paid by them.

A non-U.S. Interestholder whose income is not treated as "effectively connected" with a U.S. trade or business generally will not be subject to U.S. federal income taxation on distributions of net long-term capital gains and any gain realized upon the sale of Portfolio Interests. If the non-U.S. Interestholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then in certain circumstances such distributions of net long-term capital gains amounts retained by the Portfolio which is designated as undistributed capital gains and gain from the sale of the Portfolio shares will be subject to a U.S. federal income tax of 30% (or lower treaty rate). In the case of a non-U.S. Interestholder who is a non-resident alien individual, the Portfolio may be required to withhold U.S. federal income tax at a rate of 31% of distributions (including distributions of net long-term capital gains) unless IRS Form W-8 is provided.

If the income from the Portfolio is "effectively connected" with a U.S. trade or business carried on by a non-U.S. Interestholder, then distributions of net investment income (which includes short-term capital gains) whether received in cash or reinvested in Portfolio Interests, net long-term capital gains and amounts otherwise includable in income (such as amounts retained by the Portfolio which are designated as undistributed capital gains and any gains realized upon the sale of Portfolio Interests of the Portfolio), will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers. Non-U.S. Interestholders that are corporations may also be subject to the branch profits tax.

Transfers of shares of the Portfolio by gift by a non-U.S. Interestholder will generally not be subject to U.S. federal gift tax, but the value of shares of the Portfolio held by such an Interestholder at death will be includable in the Interestholder's gross estate for U.S. federal income tax purposes.

GENERAL

The income tax and estate tax consequences to a non-U.S. Interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. Interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. Interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

The foregoing discussion relates only to federal income tax law. Income from the Portfolio also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

                    PRINCIPAL HOLDERS OF PORTFOLIO INTERESTS

        As of February 1, 1999, the Trustees of the Trust and, except a noted below, the officers of the Trust, as a group owned less than 1% of the outstanding Portfolio Interests of either class of the Portfolio.

The table attached as Appendix A lists those Interestholders that owned 5% or more of the Interests of the Portfolio as of February 1, 1999, and therefore are controlling persons of the Portfolio. Because these Interestholders hold a substantial number of Interests, they may be able to require that the Trust hold special Interestholder meetings and may be able to determine the outcome of any Interestholder vote.

                             PERFORMANCE INFORMATION

Average annual total return of the Portfolio for one-, five-, and ten-year periods (or for such shorter periods as Portfolio Interests of the Portfolio have been offered) is determined by calculating the actual dollar amount of investment return on a $1,000 investment at the beginning of the period, and then calculating the annual compounded rate of return which would produce that amount. Total return for a period of one year or less is equal to the actual return during that period. Total return calculations assume reinvestment of all Portfolio distributions at net asset value on their respective reinvestment dates. Total return may be presented for other periods.

ALL PERFORMANCE DATA IS BASED ON PAST INVESTMENT RESULTS AND DOES NOT PREDICT FUTURE PERFORMANCE. Investment performance is based on many factors, including market conditions, the composition of the Portfolio's investments, and the Portfolio's operating expenses. Investment performance also often reflects the risks associated with the Portfolio's investment objectives and policies. Quotations of yield or total return for any period when an expense limitation is in effect will be greater than if the limitation had not been in effect. These factors should be considered when comparing the investment results of the Portfolio to other mutual funds and other investment vehicles. Performance for the Portfolio may be compared to various indices.

The tables below set forth the total return of the Portfolio for the one-year period ended December 31, 1998 and for the period from the commencement of the Portfolio's operations until December 31, 1998. [CHECK & FIX WORDING/TIME PERIODS IF NECESSARY]

         AVERAGE ANNUAL TOTAL RETURN FOR PERIODS ENDED DECEMBER 31, 1998
                (FOR PORTFOLIO WITH DECEMBER 31 FISCAL YEAR END)


----------------------------- -------------------------- --------------------------- --------------------------
                                                              SINCE INCEPTION
                                                                OF PORTFOLIO             INCEPTION DATE OF
         PORTFOLIO                     1 YEAR                   (ANNUALIZED)                 PORTFOLIO
----------------------------- -------------------------- --------------------------- --------------------------
----------------------------- -------------------------- --------------------------- --------------------------

Schroder International Bond            13.87%            9.94%
Portfolio*
----------------------------- -------------------------- --------------------------- --------------------------

        From time to time, Schroder, Schroder Fund Advisors Inc., Forum Accounting or FAds may reduce its compensation or assume expenses of the Portfolio in order to reduce the Portfolio's expenses, as described in the current Memorandum. Any such waiver or assumption would increase the Portfolio's yield or total return during the period of the waiver or assumption.


                                    CUSTODIAN

The Chase Manhattan Bank, through its Global Custody Division located at 125 London Wall, London EC2Y 5AJ, United Kingdom, acts as custodian of the assets of the Portfolio. The custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Portfolio's investments. The custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell.


                              INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP, the Trust's independent auditors, provide audit services, tax return preparation services, and assistance and consultation in connection with the Trust's various Securities and Exchange Commission filings. Their address is One Post Office Square, Boston, Massachusetts 02109.

                                  LEGAL COUNSEL

        Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, serves as counsel to the Trust.


                            INTERESTHOLDER LIABILITY

Under Delaware law, Interestholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Trust's Trust Instrument disclaims Interestholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Trust's Trust Instrument provides for indemnification out of the Portfolio's property for all loss and expense of any Interestholder held personally liable for the obligations of the Portfolio. Thus the risk of a Interestholder's incurring financial loss on account of Interestholder liability is limited to circumstances in which the Portfolio would be unable to meet its obligations.


                           FINANCIAL STATEMENTS

The fiscal year end of Schroder International Bond Portfolio is December 31. The required Financial Statements for the Portfolio are attached as Appendix C.

                                   APPENDIX A

            HOLDERS OF 5% OR MORE OF OUTSTANDING PORTFOLIO INTERESTS

As of February 1, 1999, the Interestholders listed below owned more than 5% of the Portfolio as noted. Interestholders owning 25% or more of the interests of the Portfolio's Interests or of the Trust as a whole may be deemed to be controlling persons. By reason of their substantial holdings of interests, these persons may be able to require the Trust to hold an Interestholder meeting to vote on certain issues and may be able to determine the outcome of any Interestholder vote. As noted, certain of these Interestholders are known to the Trust to hold their Portfolio Interests of record only and have no beneficial interest, including the right to vote the Portfolio Interests.

                                                                  NUMBER OF UNITS   % OF PORTFOLIO
                                                                   OF BENEFICIAL       INTERESTS
                                                                      INTEREST           OWNED
      SCHRODER INTERNATIONAL BOND PORTFOLIO
----------------------------------------------------------------- ----------------- ----------------
      Sealaska Corporation
      One Sealaska Plaza, Suite 400
      Juneau, AK 99801-1276                                              949,697           96.68%

                           APPENDIX B


             RATINGS OF CORPORATE DEBT INSTRUMENTS



MOODY'S INVESTORS SERVICE INC. ("MOODY'S")

FIXED-INCOME SECURITY RATINGS

"Aaa" Fixed-income securities which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" Fixed-income securities which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"  Fixed-income   securities  which  are  rated  "A"  possess  many  favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"  Fixed-income  securities  which are rated "Baa" are  considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Fixed-income securities rated "Aaa", "Aa", "A" and "Baa" are considered investment grade.

"Ba" Fixed-income securities which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

"B" Fixed-income securities which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Caa" Fixed-income securities which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

"Ca" Fixed-income securities which are rated "Ca" present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

"C" Fixed-income securities which are rated "C" are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Rating Refinements: Moody's may apply numerical modifiers, "1", "2", and "3" in each generic rating classification from "Aa" through "B" in its municipal fixed-income security rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and a modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

COMMERCIAL PAPER RATINGS

         Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: "Prime-1", "Prime-2", "Prime-3".

         Issuers rated "Prime-1" have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" have a strong capacity for repayment of short-term promissory obligations; and Issuers rated "Prime-3" have an acceptable capacity for repayment of short-term promissory obligations. Issuers rated "Not Prime" do not fall within any of the Prime rating categories.


STANDARD & POOR'S RATING GROUP("STANDARD & POOR'S")

FIXED-INCOME SECURITY RATINGS

         A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

         The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

"AAA" Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

"AA" Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

"A" Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.

"BBB" Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories.

         Fixed-income securities rated "AAA", "AA", "A" and "BBB" are considered investment grade.

"BB" Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.

"B" Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

"CCC" Fixed-income securities rated "CCC" have a current identifiable vulnerability to default, and the obligor is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

"CC"  The  rating  "CC"  is  typically   applied  to   fixed-income   securities
subordinated to senior debt which is assigned an actual or implied "CCC" rating.

"C" The rating "C" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC-" rating.

"CI"     The   rating   "CI"  is   reserved   for   fixed-income
securities on which no interest is being paid.

"NR" Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

         Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are out-weighed by large uncertainties or major risk exposures to adverse conditions.

         Plus (+) or minus (-): The rating from "AA" TO "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.

COMMERCIAL PAPER RATINGS

         Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper.

         Issues assigned "A" ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation "1", "2", and "3" to indicate the relative degree of safety.

"A-1" Indicates that the degree of safety regarding timely payment is very strong.

"A-2" Indicates capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated "A-1".

"A-3" Indicates a satisfactory capacity for timely payment. Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                                   APPENDIX C

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------
Schedule of Investments

As of December 31, 1998


                                        Fixed Income Investments - 94.0%
                            Principal
    Currency                 Amount                                                          Value (US$)

                                        Austria - 3.6%
      DEM                     550,000   Republic of Austria, 6.88%, 4/3/00                        $ 344,910

                                        Belgium - 4.5%
      BEF                  13,250,000   Kingdom of Belgium, 9.00%, 6/27/01                          437,582

                                        Canada - 5.7%
      GBP                     120,000   Government of Canada, 6.25%, 11/26/04                       215,154
      DEM                     500,000   Province of Ontario, 6.25%, 1/13/04                         334,460
                                                                                                    549,614

                                        Denmark - 5.1%
      DKK                   1,500,000   Kingdom of Denmark, 7.00%, 11/10/24                         302,546
      DKK                   1,100,000   Kingdom of Denmark, 8.00%, 11/15/01                         191,895
                                                                                                    494,441

                                        France - 9.1%
      FRF                   2,000,000   Government of France, 4.75%, 3/12/02                        373,896
      FRF                   2,500,000   Societe Nationale des Chemins de Fer,
                                             7.75%, 3/1/02                                          503,517
                                                                                                    877,413

                                        Germany - 22.8%
      DEM                   1,920,000   Bundesobligation, 6.50%, 3/15/00                          1,197,940
      DEM                     750,000   KFW International Finance, 6.25%, 10/15/03                  502,890
      DEM                     660,000   Deutschland Republik, 6.50%, 7/4/27                         495,373
                                                                                                  2,196,203

                                        Italy - 4.0%
      ITL                 570,000,000   Republic of Italy, 10.5%, 7/15/00                           382,634

                                        Netherlands - 3.5%
      DEM                     500,000   LKB Baden-Wuerttemberg Finance, 6.63%, 8/20/03              338,458

                                        Spain - 4.1%
      ESP                  50,000,000   Government of Spain, 8.40%, 4/30/01                         394,120

                                        Supra-National - 15.9%
      DEM                     800,000   Asian Development Bank, 5.50%, 10/24/07                     524,414
      JPY                 100,000,000   International Bank for Reconstruction &
                                             Development, 5.25%, 3/20/02                          1,008,385
                                                                                                  1,532,799

                                        Sweden - 5.8%
      SEK                   3,600,000   Government of Sweden, 10.25%, 5/5/03                        558,607


    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

Schedule of Investments (concluded)
As of December 31, 1998

                            Principal
    Currency                 Amount                                                          Value (US$)

                                        United Kingdom - 9.9%
      GBP                     420,000   United Kingdom Treasury, 9.00%, 10/13/08                  $ 953,211

                                        Total Investments - 94.0% (cost $8,473,848)               9,059,992
                                        Other Assets Less Liabilities - 6.0%                        573,506
                                        Total Net Assets - 100.0%                          $         9,633,498


                       Forward Foreign Currency Contracts

                                Contracts to Sell

                                                                       Underlying            Unrealized
                                                                      Face Amount           Appreciation/
Maturity Date           Currency                Units                   of Value           (Depreciation)

    1/20/99                AUD                         206,677                $ 130,000             $ 3,212
    1/20/99                CAD                         470,000                  304,296              (1,694)
    1/20/99                DEM                       8,813,066                5,245,936             (49,104)
    1/20/99                GBP                         585,183                  975,913               2,700
    1/20/99                SEK                       4,500,000                  563,415               8,065
                                                                            $ 7,219,560           $ (36,821)

 Contracts to Buy

                                                                       Underlying            Unrealized
                                                                      Face Amount           Appreciation/
Maturity Date           Currency                Units                   of Value           (Depreciation)

    1/20/99                AUD                         205,242                $ 130,000            $ (4,093)
    1/20/99                CAD                         985,600                  640,000               1,667
    1/20/99                DEM                       7,452,920                4,530,000             (52,158)
    1/20/99                DKK                         160,000                   25,023                 120
    1/20/99                GBP                         235,696                  400,000              (8,016)
    1/20/99                JPY                     243,028,000                2,043,119             115,210
                                                                            $ 7,768,142            $ 52,730

                       Net Receivable for Forward Foreign
                      Currency Contracts (Note 2) $ 15,909

CURRENCY ABBREVIATIONS
AUD - Australian Dollar               FRF - French Franc
BEF - Belgian Franc                   GBP - British Pound
CAD - Canadian Dollar                 ITL - Italian Lira
DEM - German Mark                     JPY - Japanese Yen
DKK - Danish Krone                    SEK - Swedish Krona
ESP - Spanish Peseta

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

Statement of Assets and Liabilities
December 31, 1998

Assets:
      Investments (Note 2):
         Investments at cost                                                                           $ 8,473,848
         Net unrealized appreciation (depreciation)                                                        586,144
                                                                                                 ------------------
                                 Total Investments at Value                                              9,059,992

      Cash                                                                                                 292,438
      Cash denominated in foreign currencies (cost $7,568)                                                   7,443
      Receivable for forward foreign currency contracts (Note 2)                                            15,909
      Interest and other receivables                                                                       291,868
      Organization costs, net of amortization (Note 2)                                                       4,963
                                                                                                 ------------------

                                 Total Assets                                                            9,672,613
                                                                                                 ------------------

Liabilities:
      Payable to subadministrator (Note 3)                                                                   1,071
      Accrued expenses and other liabilities                                                                38,044
                                                                                                 ------------------

                                 Total Liabilities                                                          39,115
                                                                                                 ------------------

                                 Net Assets                                                            $ 9,633,498
                                                                                                 ==================


    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

Statement of Operations
For the Year Ended December 31, 1998


Investment Income:
      Interest income                                                                                    $ 857,701
                                                                                                 ------------------

Expenses:
      Investment advisory (Note 3)                                                                          70,985
      Administration (Note 3)                                                                               14,197
      Subadministration (Note 3)                                                                            25,000
      Interestholder recordkeeping (Note 3)                                                                 12,131
      Custody                                                                                                4,626
      Accounting (Note 3)                                                                                   67,000
      Legal                                                                                                  2,764
      Audit                                                                                                 27,278
      Trustees                                                                                               1,185
      Amortization of organization costs (Note 2)                                                            1,654
      Miscellaneous                                                                                          5,860
                                                                                                 ------------------
                                 Total Expenses                                                            232,680
      Fees waived and expenses reimbursed (Note 6)                                                        (126,250)
                                                                                                 ------------------
                                 Net Expenses                                                              106,430
                                                                                                 ------------------

Net Investment Income (Loss)                                                                               751,271
                                                                                                 ------------------

Net Realized and Unrealized Gain (Loss) on Investments and Foreign
      Currency Transactions:
      Net realized gain (loss) on investments sold                                                         (20,937)
      Net realized gain (loss) on foreign currency transactions                                           (776,235)
                                                                                                 ------------------
                   Net realized gain (loss) on investments and foreign
                     currency transactions                                                                (797,172)
                                                                                                 ------------------

      Net change in unrealized appreciation (depreciation) on investments                                1,328,529
      Net change in unrealized appreciation (depreciation) on foreign
         currency transactions                                                                              33,915
                                                                                                 ------------------
                   Net change in unrealized appreciation (depreciation) on
                      investments and foreign currency transactions                                      1,362,444
                                                                                                 ------------------
Net Realized and Unrealized Gain (Loss) on Investments and Foreign
      Currency Transactions                                                                                565,272
                                                                                                 ------------------

Net Increase (Decrease) in Net Assets Resulting from Operations                                        $ 1,316,543
                                                                                                 ==================



    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

Statements of Changes in Net Assets
                                                                          For the                For the
                                                                         Year Ended             Year Ended
                                                                       December 31, 1998    December 31, 1997

Net Assets, Beginning of Period                                            $ 16,515,402             $ 3,000,100
                                                                     -------------------   ---------------------

Operations:
      Net investment income (loss)                                              751,271                 580,748
      Net realized gain (loss) on investments and foreign currency                                     (551,808)
         transactions                                                          (797,172)
      Net change in unrealized appreciation (depreciation) on
         investments and foreign currency transactions                        1,362,444                (752,540)
                                                                     -------------------   ---------------------
      Net increase (decrease) in net assets resulting from operations         1,316,543                (723,600)
                                                                     -------------------   ---------------------

Transactions in Investors' Beneficial Interests:
      Contributions                                                           4,891,436              18,113,652
      Withdrawals                                                           (13,089,883)             (3,874,750)
                                                                     -------------------   ---------------------
      Net increase (decrease) from transactions in investors'
         beneficial interests                                                (8,198,447)             14,238,902
                                                                     -------------------   ---------------------

      Net increase (decrease) in net assets                                  (6,881,904)             13,515,302
                                                                     -------------------   ---------------------

Net Assets, End of Period                                                   $ 9,633,498            $ 16,515,402
                                                                     ===================   =====================




Financial Highlights
                                                                          For the                For the
                                                                         Year Ended             Year Ended
                                                                       December 31, 1998    December 31, 1997

         Net Assets at End of Period (in thousands)                        $9,633                $16,515

         Ratios to Average Net Assets:
             Expenses including reimbursement/waiver of fees               0.75%                  0.75%
             Expenses excluding reimbursement/waiver of fees               1.64%                  1.99%
             Net investment income (loss) including reimbursement/
                   waiver of fees                                          5.29%                  5.42%

         Portfolio Turnover Rate                                            140%                   112%

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION

       Schroder Capital Funds II ("Schroder Core") was organized as a Delaware business trust on December 27, 1996. Schroder Core, which is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act"), currently has one investment portfolio. Included in this report is Schroder International Bond Portfolio ("Portfolio"), which is a non-diversified portfolio that commenced operations on December 31, 1996. Under its Trust Instrument, Schroder Core is authorized to issue an unlimited number of interests without par value. Interests in the Portfolio are sold without any sales charges in private placement transactions to qualified investors, including open-end management investment companies.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

       These financial statements are prepared in accordance with generally accepted accounting principles, which require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual results could differ from those estimates.

       The  following  represent  the  significant  accounting  policies  of the
Portfolio:

INVESTMENT VALUATION

       Portfolio securities listed on recognized stock exchanges are valued at the last reported sales price on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last sales prices are not available are valued at the last sale price on the preceding day or at the mean of the closing bid and ask ("mid-market price"). Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Prices used for valuations generally are provided by independent pricing services. Domestic short-term investments, having a maturity of 60 days or less, are valued at amortized cost, which approximates market value. Foreign short-term investments are valued at the current market price, then marked to market to recognize any gain or loss on the transaction. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Schroder Core's Board of Trustees. As of December 31, 1998, the Portfolio did not hold a position in any fair valued securities.

SECURITY TRANSACTIONS AND INVESTMENT INCOME

       Investment transactions are accounted for on trade date. Interest income, including accretion of discount, is recorded as earned. Identified cost of investments sold is used to determine realized gain and loss for both financial statement and federal income tax purposes. Foreign interest income amounts and realized capital gain and loss are converted to U.S. dollar equivalents using foreign exchange rates in effect at the date of the transactions.

     Foreign currency amounts are translated into U.S. dollars at the mean of the bid and asked prices of such currencies against U.S. dollars as follows: (i) assets and liabilities at the rate of exchange at the end of the respective period; and (ii) purchases and sales of securities and income and expenses at the rate of exchange prevailing on the dates of such transactions. The portion of the results of operations arising from changes in the

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

exchange rates and the portion due to fluctuations arising from changes in the market prices of securities are not isolated. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

       The Portfolio may enter into forward contracts to purchase or sell foreign currencies to protect the U.S. dollar value of the underlying portfolio of securities against the effect of possible adverse movements in foreign exchange rates. Risks associated with such contracts include the movement in value of the foreign currency relative to the U.S. dollar and the ability of the counterparty to perform. Fluctuations in the value of such contracts are recorded daily as unrealized gain or loss; realized gain or loss includes net gain or loss on contracts that have terminated by settlement or by the Portfolio entering into offsetting commitments.

ORGANIZATION COSTS

       Costs incurred by the Portfolio in connection with its organization are amortized on a straight line basis over a five-year period.

NOTE 3.  INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

     Schroder Capital Management International Inc. ("SCMI") is the investment adviser to the Portfolio. Pursuant to an Investment Advisory Agreement, SCMI is entitled to receive compensation at an annual rate, payable monthly, of 0.50% of the Portfolio's average daily net assets.

ADMINISTRATOR AND SUBADMINISTRATOR

       The administrator of the Portfolio is Schroder Fund Advisors Inc. ("Schroder Advisors"). For its services, Schroder Advisors is entitled to receive compensation at an annual rate, payable monthly, of 0.10% of the Portfolio's average daily net assets. The subadministrator of the Portfolio is Forum Administrative Services, LLC ("FAdS"). FAdS is entitled to receive compensation at an annual rate, payable monthly, of 0.075% of the Portfolio's average daily net assets, subject to an annual minimum of $25,000 for its services.

OTHER SERVICE PROVIDERS

       Forum Accounting Services, LLC ("FAcS") performs portfolio accounting services for the Portfolio and is entitled to receive compensation for its services in the amount of $60,000 per year, plus certain other charges, based upon the number and types of portfolio transactions. FAcS also provides interestholder recordkeeping services to the Portfolio for which it receives $12,000 per year, plus certain other charges.

NOTE 4.  PURCHASES AND SALES OF SECURITIES

       The cost of securities purchased and the proceeds from sales of securities (excluding short-term securities) for the period ended December 31, 1998, were $22,224,990 and $29,698,947, respectively.

       For federal income tax purposes, the tax basis of investment securities owned, the aggregate gross unrealized appreciation and the aggregate gross unrealized depreciation as of December 31, 1998, were $8,493,563, $689,600, and $123,171, respectively.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

NOTE 5.  FEDERAL TAXES

       The  Portfolio  is not  required  to pay  federal  income  tax on its net investment income and net capital gain because it is treated as a partnership for federal income tax purposes. All interest, dividends, gain and loss of the Portfolio are deemed to have been "passed through" to the Portfolio's interestholders in proportion to their holdings of the Portfolio, regardless of whether such interest, dividends or gain have been distributed by the Portfolio.

NOTE 6.  WAIVER OF FEES AND REIMBURSEMENT OF EXPENSES

       SCMI, Schroder Advisors, FAdS and FAcS voluntarily waived a portion of their fees and assumed certain expenses of the Portfolio so that the Portfolio's total expenses would not exceed 0.75% of its average daily net assets. For the period ended December 31, 1998, SCMI, Schroder Advisors, FAdS and FAcS waived fees of $70,985, $14,197, $19,960 and $21,108, respectively.

NOTE 7.  BENEFICIAL INTEREST

       At  December  31,   1998,   there  was  one   interestholder,   otherwise
unaffiliated with the Portfolio, owning a 96.44% interest in the Portfolio.

NOTE 8.  CONCENTRATION OF RISK

       The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent that it does so, the Portfolio is susceptible to a range of factors that could adversely affect that country, including political and economic developments and foreign exchange-rate fluctuations. As a result of investing a substantial amount of its assets in a single country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with a lesser degree of geographic concentration. The Portfolio also invests in countries with limited or developing capital markets. Investments in such countries may involve greater risks than investments in more developed markets.

--------------------------------------------------------------------------------
Schroder International Bond Portfolio
--------------------------------------------------------------------------------

Report of Independent Accountants

To the Trustees of Schroder Capital Funds II and Investors of Schroder International Bond Portfolio:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Schroder International Bond Portfolio (a portfolio of Schroder Capital Funds II) at December 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.





Boston, Massachusetts                         PricewaterhouseCoopers LLP
February 5, 1999

                                     PART C
                                OTHER INFORMATION

ITEM 23.  EXHIBITS
(a)      Trust Instrument of Registrant dated as of December 26, 1996 (see Note
         1).

(b)      Not applicable.

(c)      Not applicable.

(d) Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. ("SCMI") relating to Schroder International Bond Portfolio dated as of December 27, 1996 (see Note
         1).

(e)      Not required.

(f)      Not applicable.

(g) Global Custody Agreement between Registrant and The Chase Manhattan Bank relating to Schroder International Bond Portfolio dated as of December 27, 1996 (see Note 1).

(h) (a) Administration Agreement between Registrant and Schroder Fund Advisors Inc. Relating to Schroder International Bond Portfolio dated as of December 27, 1996 (see Note 1).

(b)      Sub-Administration    Agreement    between    Registrant    and   Forum
         Administrative Services LLC ("FadS") relating to Schroder International Bond Portfolio dated as of December 27, 1996 (see Note 1).

(c) Transfer Agency and Fund Accounting Agreement between Registrant and Forum Financial Corp. ("FFC") relating to Schroder International Bond Portfolio dated as of December 27, 1996 (see Note 1).

(d)      Placement  Agent  Agreement  between  the  Trust  and  Forum  Financial
         Services,   Inc.  ("FFS")  relating  to  Schroder   International  Bond
         Portfolio dated as of December 27, 1996 (see Note 2).

(i)      Not required

(j)      Not required

(k)      Not required.

(l)      Not applicable.

(m)      Not applicable.

(n)      Financial Data Schedule (filed herewith).

(o)      Not applicable.

---------------
Notes:
     (1) Exhibit incorporated by reference as filed on Amendment No. 1 via EDGAR on August 18, 1997, accession number 0001004402-97-000057.

     (2) Exhibit incorporated by reference as filed on Amendment No. 2 via EDGAR on April 30, 1998, accession number 0001004402-98-000276.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         None.

ITEM 25.  INDEMNIFICATION

         Registrant currently holds a joint directors' and officers' errors and omissions insurance policy pursuant to Rule 17d-1(d)(7). Additionally, the Trust's trustees and officers are insured under a joint fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument (filed as Exhibit (a) and incorporated herein by reference) is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of Registrant's Investment Advisory Agreement provide that SCMI shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, SCMI against any liability to Registrant or to Registrant's interestholders to which SCMI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of SCMI's reckless disregard of its obligations and duties thereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit (d) and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Administrative Services, LLC. in the Sub-Administration Agreement, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and (3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         Schroder Capital Management International Inc.

         The following is a description of any business, profession, vocation or employment of a substantial nature in which the investment adviser of the registrant, Schroder Capital Management International Inc. ("SCMI"), and each trustee or officer of the investment adviser is or has been, at any time during the past two years, engaged for his or her own account or in the capacity of trustee, officer or employee. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd."), a United Kingdom affiliate of SCMI, provides investment management services to international clients located principally in the United Kingdom.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connections
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David M. Salisbury                   Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard R. Foulkes                   Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John A. Troiano                      Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sharon L. Haugh                      Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gavin D. L. Ralston                  Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark J. Smith                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert G. Davy                       Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jane P. Lucas                        Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David R. Robertson                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc.
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Michael M. Perelstein                Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroders Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Louise Croset                        First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ellen B. Sullivan                    Group Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Catherine A. Mazza                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Heather F. Crighton                  First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ira Unschuld                         Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul M. Morris                       Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan B. Kenneally                   First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jennifer A. Bonathan                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         *Schroder Ltd. and Schroders plc. are located at 31 Gresham St., London
          EC2V 7QA, United Kingdom.

ITEM 27.  PRINCIPAL UNDERWRITERS

(a) Forum Fund Services LLC is the Registrant's placement agent. Registrant has no underwriters.

(b)  Not applicable.

(c)  Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

     The  accounts,  books and other  documents  required  to be  maintained  by
     Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of SCMI (investment management records) and Schroder Fund Advisors, Inc. (administrator records), 787 Seventh Avenue, New York, New York, 10019, except that certain items are maintained at the following locations:

(a) Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101 (portfolio accounting records).

(b)  Forum Administrative  Services, LLC, Two Portland Square,  Portland,  Maine
     04101  (corporate   minutes  and  all  other  records  required  under  the
     Subadministration Agreement).

(c) Forum Shareholder Services, LLC, Two Portland Square, Portland, Maine 04101 (unitholder records).

ITEM 29.  MANAGEMENT SERVICES

         Not applicable.

ITEM 30.  UNDERTAKINGS

         None.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized in the City of New York, State of New York on February 26, 1999.

                                      SCHRODER CAPITAL FUNDS II


                                      By: /s/ Catherine A. Mazza
                                        --------------------------
                                          Catherine A. Mazza
                                             Vice President

                                INDEX TO EXHIBITS

Exhibit

(n)      Financial Data Schedule.